Exhibit 99.5
[Letterhead of Phelps Dunbar, L.L.P.]

[June ___], 2015
9346-354
To the Parties Listed on
Schedule 1 Attached Hereto
Re:    Entergy New Orleans Storm Recovery Funding I, L.L.C.:
Constitutional Issues
Ladies and Gentlemen:
We have acted as counsel to Entergy New Orleans Storm Recovery Funding I, L.L.C., a Louisiana limited liability company (the “Issuer”), and Entergy New Orleans, Inc., a Louisiana corporation (the “ENO”), in connection with the following (collectively the “Transaction”):
(i)    The issuance of Resolution No. R-15-193 (the “Financing Order”) adopted by the Council (the “Council”) of the City of New Orleans (the “City”) in Docket No. UD-14-01 (Phase II) on May 14, 2015, pursuant to the Louisiana Electric Utility Storm Recovery Securitization Act, Act No. 64, § 2, of 2006, La. R.S. 45:1226-1236 (the “Securitization Act”), and other constitutional and statutory authority;
(ii)    the sale of the rights and interests of ENO in and to certain storm recovery property (as defined in and created under the Securitization Act and the Financing Order) to the Issuer pursuant to that certain Storm Recovery Property Purchase and Sale Agreement, dated as of __________, 2015, by and between ENO and the Issuer (the “Sale Agreement”); and
(iii)    the concurrent issuance of debt securities (the “Bonds”) by the Issuer secured by (among other things) a security interest in the storm recovery property pursuant to that certain Indenture dated as of _____________, 2015, and the related Series Supplement dated as of _________, 2015 (collectively the “Indenture”), between the Issuer and The Bank of New York Mellon, a New York banking corporation, as indenture trustee and securities intermediary acting on behalf of the holders of the Bonds (the “Bondholders”).
Capitalized terms that are defined in the Indenture but are not defined herein shall have the meanings ascribed to them in the Indenture. The Indenture, the Sale Agreement, the Servicing Agreement and the Administration Agreement (as the latter two terms are defined in the Indenture) are referred to herein collectively as the “Transaction Documents.”

Opinions Requested
You have requested our opinion as to:
(a)    whether the Bondholders could challenge successfully under the “contract clause” of the United States Constitution (Article I, Section 10, Clause 1 of the United States Constitution, the “Federal Contract Clause”), which provides in pertinent part that “[n]o State shall . . . pass any . . . Law impairing the obligation of contracts,” or under the “contract clause” of the Louisiana Constitution (Article I, Section 23 of the Louisiana Constitution of 1974, the “Louisiana Contract Clause”), which provides in pertinent part that “[n]o . . . law impairing the obligation of contracts shall be enacted,” the constitutionality of any action by the State of Louisiana, or the Council, of a legislative character, including the repeal or amendment of the Securitization Act or the Financing Order, that a reviewing court of competent jurisdiction would determine repeals, amends or violates the Legislative Pledge (as defined below) contained in the Securitization Act or the Council Pledge (as defined below) authorized by the Securitization Act and contained in the Financing Order in a manner that substantially reduces, limits or impairs the value of the Bonds or substantially reduces, limits or impairs the Storm Recovery Charges or the rights and remedies of the Bondholders (any such event being an “impairment”) prior to the time the Bonds are fully paid and discharged; and
(b)    whether, under the Fifth Amendment to the United States Constitution (made applicable to the State of Louisiana through the Due Process Clause of the Fourteenth Amendment to the United States Constitution), which provides in pertinent part, “nor shall private property be taken for public use, without just compensation” (the “Federal Takings Clause”), or under Article I, Section 4 of the Louisiana Constitution, which provides in pertinent part that “[p]roperty shall not be taken or damaged by the state or its political subdivisions except for public purposes and with just compensation paid to the owner or into court for his benefit” (the “Louisiana Takings Clause”), a reviewing court of competent jurisdiction would find a compensable taking if the State of Louisiana, or the Council, takes action of a legislative character that repeals, amends or violates the Legislative Pledge or the Council Pledge or takes other action in contravention of either of the Pledges (as defined below) that the court concludes permanently appropriates the Storm Recovery Charges or otherwise substantially reduces, limits or impairs the value of the Storm Recovery Charges, the Bonds or another substantial property interest of the Bondholders and deprives such Bondholders of their reasonable expectations arising from their investments in the Bonds (any such event being a “taking”).
Assumptions
In connection with rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Sale Agreement, (ii) the Indenture, (iii) the Registration Statement (including the prospectus and prospectus supplement included therein) initially filed by the Issuer with the Securities and Exchange Commission on April 10, 2015 (Form S-3 Registration Nos. 333-203320 and 333-203320-01), as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on May 29, 2015, [and Amendment No. 2 filed with the Securities and Exchange Commission on [______], 2015], as declared effective by the Securities and Exchange Commission with respect to the Bonds (the “Registration Statement”), (iv) the Securitization Act, (v) the Financing Order, and (vi) such other documents relating to the Transaction as we have deemed necessary or advisable as the basis for such opinions. [VERIFY]
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, for purposes of this Opinion we have assumed that the parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, including the Transaction Documents, and the validity and binding effect thereof. We further have assumed for purposes of this Opinion that the Financing Order was duly authorized and issued by the Council in accordance with all applicable statutes, rules and regulations of the State of Louisiana (the “State”) and the Home Rule Charter, ordinances, rules and regulations of the City; the Financing Order and the process by which it was issued comply with all applicable statutes, rules and regulations of the State and the Home Rule Charter, ordinances, rules and regulations of the City; the Financing Order is in full force and effect and is final and nonappealable; and the Securitization Act was duly enacted by the Louisiana Legislature in accordance with all applicable Louisiana laws and is in full force and effect. Please see our separate opinion to you dated the date hereof addressing these foregoing matters.
We have assumed for purposes of this Opinion that any legislation enacted by the Louisiana Legislature or supplemental order adopted by the Council impairing the value of the Bonds would constitute a “substantial” modification of the provisions of the Securitization Act or the Financing Order that provide support for the Bonds (and is done without providing full compensation for the Bondholders). The determination of whether particular governmental action of a legislative character constitutes a substantial impairment of a particular contract is a fact‑specific analysis, and nothing in this Opinion expresses any opinion as to how a court would resolve the issue of “substantial impairment” with respect to the Bonds in relation to any particular action of a legislative character by the Legislature or the Council being challenged. See infra note 83. The degree of impairment necessary to meet the standards for relief under the Takings Clauses or Contract Clauses analysis set forth in this opinion could be substantially in excess of what a Bondholder would consider material.
We have made no independent investigation of the facts referred to herein, and with respect to such facts we have relied, for purposes of rendering the opinions set forth below, and except as otherwise expressly stated herein, exclusively on the statements contained and matters provided for in the Transaction Documents, the Registration Statement, and such other documents relating to the Transaction as we have deemed advisable, including the factual representations, warranties and covenants contained therein as made by the respective parties thereto.
The Legislative Pledge
The Securitization Act contains the following pledge (the “Legislative Pledge”) by the State of Louisiana, for the benefit of Bondholders, defined as a person who holds a storm recovery bond as defined in the Securitization Act:

(B)    The state pledges to and agrees with bondholders, the owners of the storm recovery property, and other financing parties that the state will not:

(1)    Alter the provisions of this [Securitization Act] which authorize the commission to create a contract right by the issuance of a financing order, to create storm recovery property, and to make the storm recovery charges imposed by a financing order irrevocable, binding, and nonbypassable charges;

(2)    Take or permit any action that impairs or would impair the value of storm recovery property; or

(3)    Except as allowed under this Section and except for adjustments under any true-up mechanism established by the commission, reduce, alter, or impair storm recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related storm recovery bonds have been paid and performed in full. Nothing in this Paragraph shall preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and full protection of the holders of storm recovery bonds and any assignee or financing party.
(C)    Any person or entity that issues storm recovery bonds may include the pledge specified in Subsection B of this Section and in R.S. 45:1228(C)(5) in the bonds and related documentation. La. R.S. 45:1234(B) and (C). Under the Securitization Act, “commission” means with respect to an electric utility furnishing electric service within the City of New Orleans, the Council. La. R.S. 45:1227(3).
As explicitly authorized by the Securitization Act, the Legislative Pledge has been included in the Bonds. Even absent this statutory language, the Transaction Documents should be regarded as including the terms of the Securitization Act. Franklin California Tax-Free Trust v. Comm. of Puerto Rico, Case No. 3:14-cv-01518-FAB, pp. 51-52 (D.P.R. February 6, 2015).
The Financing Order and Council Pledge
The Financing Order contains the following ordering paragraphs (the “Council Pledge”, and together with the Legislative Pledge collectively the “Pledges”):
49.    Irrevocable. After the earlier of the transfer of the storm recovery property to an assignee or issuance of the storm recovery bonds authorized by this Financing Order, this Financing Order is irrevocable until the indefeasible payment in full of such bonds and the related financing costs. The Council covenants, pledges and agrees it thereafter shall not amend, modify, or terminate this Financing Order by any subsequent action, or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges approved in this Financing Order, or in any way reduce or impair the value of the storm recovery property created by this Financing Order, except as may be contemplated by a refinancing authorized under [the Securitization Act] or the periodic true-up adjustments authorized by this Financing Order, until the indefeasible payment in full of the storm recovery bonds and the related financing costs.
50.    Duration. This Financing Order and the charges authorized hereby shall remain in effect until the storm recovery bonds and all financing costs related thereto have been indefeasibly paid or recovered in full. This Financing Order shall remain in effect and unabated notwithstanding the reorganization, bankruptcy, or other insolvency proceedings of ENO or its successors or assignees. . . .
51.    Contract. The Council acknowledges that the storm recovery bonds approved by this Financing Order will be issued and purchased in express reliance upon this Financing Order and the Council’s covenant and pledge herein of irrevocability and the vested contract right created hereby. The provisions of this Financing Order shall create a contractual obligation of irrevocability by the Council in favor of the owners from time to time of the storm recovery bonds, and any such bondholders may by suit or other proceedings enforce and compel the performance of this Financing Order against the Council. It is expressly provided that such remedy as to individual councilmembers is strictly limited to a claim solely for prospective relief of declaratory and injunctive relief only; there shall be no other cause or right of action for damages or otherwise against the individual councilmembers. The purchase of the bonds, which reference in their related documentation the covenant and pledge provided in this Financing Order, is acknowledged by the Council to be adequate consideration by the owners of the bonds for the Council's covenant of irrevocability contained in this Financing Order. The Council acknowledges that it would be unreasonable, arbitrary and capricious for the Council to take any action contrary to the covenant and pledge set forth in this Financing Order after the issuance of the storm recovery bonds….

…

53.    Inclusion of Pledges. The [Issuer], as issuer of the storm recovery bonds, is authorized, pursuant to Section 1234(C) of [the Securitization Act] and this Financing Order to include the State of Louisiana pledge contained in Section 1234 of [the Securitization Act] and the Council pledge contained in Ordering Paragraph 49 with respect to the storm recovery property and storm recovery charges in the bonds and related bond documentation. The Financing Order is subject to the State pledge.
As explicitly authorized by the Financing Order and by the Securitization Act, the Council Pledge in Financing Order Ordering Paragraph 49 has been included in the Bonds.

Outline of Analysis
If the Louisiana Legislature or the Council were to take action of a legislative character, including the repeal, rescission or amendment of the Securitization Act or the Financing Order, that a court determines violates either of the Pledges in a manner that substantially reduces, limits or impairs the value of the Storm Recovery Property including the Storm Recovery Charges, such action would raise issues under the Federal Takings Clause, the Louisiana Takings Clause, the Federal Contract Clause and the Louisiana Contract Clause. Additionally, with respect to such action by the Council, such action would raise questions on direct appeal to Louisiana state courts of arbitrariness, capriciousness, abuse of authority and unreasonableness. The jurisprudence of the Louisiana Supreme Court clearly states that protection of private property, due process, impairment of contracts and similar constitutional concerns are a part of the judicial review process regarding utility regulatory orders in Louisiana. The jurisprudence of the United States Supreme Court and the Louisiana Supreme Court also establishes that any challenge to such action of a legislative character would raise the issue of whether the Pledges themselves are invalid and void under the “reserved powers” doctrine as beyond the State's (including its political subdivision the City’s) power to create irrevocable contract rights of this nature. In addition to considering the foregoing issues, at your request we also address issues pertaining to possible injunctive relief in federal or state court.

We address these issues in the following order:
The Council's Powers
Irrevocability of the Council Pledge
Federal Takings Clause
Louisiana Takings Clause
Federal Contract Clause
Louisiana Contract Clause
Reserved Powers Doctrine
Jurisprudential Considerations and Injunctions
The Constitutional Claims on Direct Review
Conclusion: Reserved Powers Doctrine; Legislative Pledge; Council Pledge; Securitization Act

The Council's Powers
The Council has exclusive regulatory and ratemaking authority over public utilities in New Orleans. Gordon v. Council of City of New Orleans, 9 So.3d 63, 72 (La. 2009) (“Gordon”). This authority is based upon the constitutional grant of home rule to regulate public utilities in the Louisiana Constitution of 1974. State ex rel. Guste v. Council of City of New Orleans, 309 So.2d 290, 292, 294 (La. 1975) (“Guste”). Specifically, Article IV, Section 21 of that 1974 Louisiana Constitution provides that the Louisiana Public Service Commission (the “LPSC”), which otherwise has the constitutional jurisdiction to regulate all public utilities in Louisiana, has no power to regulate any public utility regulated on the effective date of that Constitution by the governing authority of a political subdivision, such as the City of New Orleans An incorporated city such as the City of New Orleans is a “municipality” under the Louisiana Constitution of 1974, which in turn is one type of “political subdivision” and also one type of “local governmental subdivision.” La. Const. Art. VI, Sec. 44.. The City had authority to regulate those utility companies that furnish service within its jurisdiction under the previous Louisiana Constitution of 1921. Id.; former La. Const. Art. 6, Sec. 7 (1921); former Home Rule Charter of the

City of New Orleans Sec. 4-1604 (1954). Aurora Properties v. Louisiana Power & Light Co., 207 So.2d 356, 359 (La. 1968); State v. City of New Orleans, 151 La. 24, 91 So. 533, 536-37 (1922). The 1974 Louisiana Constitution left that grant of power undisturbed. Guste n.1. As expressly permitted by the 1974 Louisiana Constitution, the City actually surrendered, then later reinvested itself with, this regulatory power. La. Const. Art. IV, Sec. 21. On August 6, 1981, the Council adopted an ordinance calling for an election on proposed amendments to the Home Rule Charter to surrender the Council’s utility regulatory power over ENO (then named New Orleans Public Service, Inc.) and certain other utilities to the LPSC. The electorate voted in favor of the proposals on November 23, 1981, effective January 1, 1982. City of New Orleans v. New Orleans Public Service, Inc., 471 So.2d 233, 234 (La. App. 4th Cir. 1985); New Orleans Public Service, Inc. v. United Gas Pipeline Company, 694 F.2d 421 (5th Cir. 1982); New Orleans Public Service, Inc., v. United Gas Pipeline Co., 732 F.2d 452, n.19 (5th Cir. 1984). On May 4, 1985, the voters of New Orleans approved a proposal to re-amend the Home Rule Charter to transfer the powers of supervision, regulation and control of those public utilities, including ENO, back to the Council. City of New Orleans v. New Orleans Public Service, Inc., 471 So.2d 233, 240 n.5 (La. App. 4th Cir. 1985). Thus the Council, in exercising its role and power as utility regulator, is unlike the utility commissions in most other states, which are statutory creatures subject to the authority of the respective state legislatures. The LPSC’s equivalent regulatory power “is as complete in every respect as the regulatory power that would have been vested in the legislature in the absence of Article IV Section 21(B)” of the Louisiana Constitution, and the legislature’s acts or omissions can not subtract from the Commission’s exclusive, plenary power to regulate all common carriers and public utilities” outside the City of New Orleans. Eagle Water, Inc. v. LPSC, 627 So.2d 164, 166 (La. 1993) (“Bowie”). See infra notes 22 and 27. Home rule entities in Louisiana must be regarded as more than creatures of the legislature, since their powers and functions are granted directly by the Louisiana Constitution in terms full and general. Francis v. Morial, 455 So.2d 1168, 1173 (La. 1984). The City is governed by the provisions of a Home Rule Charter enacted prior to the 1974 Louisiana Constitution, and that pre-existing Home Rule Charter was continued and essentially constitutionalized by the 1974 Louisiana Constitution, which expressly recognizes and authorizes Louisiana political subdivisions such as the City to exercise home rule powers. New Orleans Campaign for a Living Wage v. City of New Orleans, 825 So.2d 1098, 1103 (La. 2002); Morial v. Smith & Wesson Corp., 785 So.2d 1, 7 (La. 2001); City of New Orleans v. Board of Comm’rs of Orleans Levee District, 640 So.2d 237, 244 (La. 1994). Article VI, Section 4 of the 1974 Louisiana Constitution provides that every home rule charter existing when this constitution is adopted shall remain in effect and, except where inconsistent with this constitution, each local governmental subdivision which has adopted such a home rule charter shall retain the powers, functions and duties in effect when this constitution is adopted. The Home Rule Charter of the City of New Orleans was reenacted by Louisiana Acts 1912, No. 159, and then constitutionally recognized in the 1921 Louisiana Constitution by amendment to Article 14, Section 22. 1950 La. Acts 551; Aurora Properties, Inc. v. Louisiana Power & Light Co., 207 So.2d 356, 359 (La. 1968); City of New Orleans v. Board of Directors of Louisiana State Museum, 739 So.2d 748, n.6 (La. 1999); New Orleans Campaign for a Living Wage v. City of New Orleans, 825 So.2d 1098, n.7 (La. 2002); Morial v. Smith & Wesson Corp., 785 So.2d 1, 15 (La. 2001). The Home Rule Charter of 1954 was in existence when the 1974 Constitution was adopted, which recognized as well any amendments to the charter, subsequent to the adoption of the constitution, made pursuant to methods provided in the Charter. City of New Orleans v. Board of Comm’rs of Orleans Levee District, 640 So.2d 237, 244 (La. 1994); see City of New Orleans v. Board of Directors of Louisiana State Museum, 739 So.2d 748, n.6 (La. 1999). Pursuant to that specified method, the current Home Rule Charter was approved by the voters of New Orleans in November 1995 and became effective on January 1, 1996. Home Rule Charter Sec. 10-121; Alliance for Affordable Energy v. Council of City of New Orleans, 677 So.2d 424, 425 (La. 1996).
Pursuant to the Home Rule Charter, all legislative powers of the City are vested in the Council. Home Rule Charter Sec. 3-101(1); Gordon, 9 So.3d at 71. Among the legislative powers exclusively granted to the Council are the powers of supervision, regulation and control over those utility companies that furnish services within the City. Home Rule Charter Sec. 3-130(1); Gordon, 9 So.3d at 71; Guste, 309 So.2d at 293. See infra notes 25, 74, 135, and 154. The LPSC’s ratemaking orders similarly have statutory effect. Louisiana Power & Light Co. v. LPSC, 377 So.2d 1023, 1028 (La. 1977). Ratemaking is included in the Council’s exclusive regulatory powers over utility companies. Home Rule Charter Sec. 3-130(2); Gordon, 9 So.3d at 72, 83. The sole exclusion from the constitutional grant of this regulatory power under the Home Rate Charter is the reservation to the LPSC regarding safety regulations pertaining to the operation of such utilities. La. Const. Art. IV, Sec. 21(C). An order of the Council fixing or establishing an utility rate or charge shall be passed by a resolution (as with this Financing Order) or an ordinance. Home Rule Charter Sec. 3-130(6). See Lowenburg v. Entergy New Orleans, Inc., 763 So.2d 751 (La. App. 4th Cir. 2000) (expressly recognizing that the Home Rule Charter grants the Council the power to change utility rates by resolution).

Both the United States Supreme Court and the Louisiana Supreme Court have recognized that the Council has exclusive regulatory and ratemaking authority over the public utilities in New Orleans, including ENO, just as the LPSC otherwise has exclusive statewide regulatory and ratemaking power. New Orleans Public Service Inc. v. Council of City of New Orleans, 491 U.S. 350, 355, 109 S.Ct. 2506, 2511, 105 L.Ed. 298 (1989) (“NOPSI”); Gordon, 9 So.3d at 72, 84; Guste, 309 So.2d at 294. These public utility regulatory powers have been characterized as independent and plenary. Global Tel*Link, Inc. v. LPSC, 1997-0645 (La. 1/21/98), 707 So.2d 28, 33 (citation omitted) (“Global Tel*Link”); accord Opelousas Trust Authority v. Cleco Corp., 2012-0622 (La. 12/4/12, 105 So.3d 26, 36 (“Opelousas”). A home rule charter government in Louisiana, such as the City, in affairs of local concern, possesses powers that, within its jurisdiction, are as broad as that of the State, except when limited by the State constitution (or laws permitted by the constitution or its own home rule charter). Jackson v. City of New Orleans, 2012-2742, 144 So.3d 876 (La. 2014); Francis v. Morial, 445 So.2d 1168, 1171 (La. 1984).
The Louisiana Supreme Court further has established unequivocally that the same judicial standard of review applies to the Council’s decisions on regulatory and ratemaking matters as to the LPSC. Gordon, 9 So.3d at 72; see also In re Entergy New Orleans, 05-17697, 353 B.R. 474, 482 (E.D. La. 10/13/2006). That standard of judicial review of LPSC orders is well settled in a long line of cases by the Louisiana Supreme Court to be deferential. First, there is a presumption that LPSC orders are legal and proper, and it is the burden of the party challenging an LPSC order to prove that it is defective. Global Tel*Link, 707 So.2d at 33-34 (citations omitted); Vacuum Track Carriers of Louisiana, Inc. v. LPSC, 2008-2340, 12 So.3d 932, 936 (La. 2009); Voicestream GSMI Operating Co., LLC v. LPSC, 943 So.2d 349, 358 (La. 2006) (“Voicestream”). Beyond this, the Louisiana Supreme Court has opined first that LPSC orders “should not be overturned absent a showing of arbitrariness, capriciousness, or abuse of authority by the” LPSC; secondly, that “courts should be reluctant to substitute their own views for those of the expert body charged with the legislative function;” and, finally, that “a decision of the [LPSC] will not be overturned absent a finding that it is clearly erroneous or that it is unsupported by the record.” Entergy Gulf States, Inc. v. LPSC, 1998-1235 (La. 4/16/99), 730 So.2d 890, 897 (citations and internal quotation marks omitted); Charles Hopkins DBA Old River Water Company v. LPSC, 2010-CA-0255 (La. 5/19/2010), 41 So.3d 479; Gordon v. Council of City of New Orleans, 9 So.3d 63, 72 (La. 2009); Voicestream, 943 So.2d at 362. This standard is more deferential than the presumption of regularity usually accorded legislative statutes. Dixie Elec. Membership Corp. v. LPSC, 441 So.2d 1208, 1210 (La. 1983); accord Voicestream; cf infra note 180. This deferential standard “extends also to the [LPSC]’s interpretation of its own rules and past orders.” Id. (citations omitted). Compare City of Arlington, Texas v. F.C.C., 133 S. Ct 1863, 81 USLW 4299 (U.S. 2013) (courts must defer to an agency’s interpretation of statutory ambiguity that concerns the scope of the agency’s jurisdiction). But see infra at notes 196-197 and 217-218.
In exactly the same way, the Louisiana Supreme Court has established the scope and manner of judicial review of Council utility orders:
The standard of review of ratemaking determinations has been enumerated by this Court on numerous occasions, mainly concerning orders of the Louisiana Public Service Commission (“LPSC”). The LPSC has regulatory and ratemaking powers over all public utilities in this state, except those operating in New Orleans and governed by the Council. This Court has held that an order of the LPSC should not be overturned unless it is arbitrary and capricious, a clear abuse of authority, or not reasonably based upon the factual evidence presented. The function of the reviewing court is not to re-evaluate and re-weigh the evidence, or substitute its judgment for that of the LPSC. The LPSC is entitled to deference in its interpretation of its own rules and regulations, though not in its interpretations of statutes and juridical decision. The LPSC’s interpretations and application of its own orders deserve great weight because the LPSC is in the best position to apply them.

Just as the LPSC has exclusive statewide regulatory and rate making powers over public utilities, the Council has exclusive regulatory and rate making authority over public utilities in New Orleans. This Court has stated that the proper standard of review over the Council’s decisions in this regard is the arbitrary and capricious standard. Regarding the regulatory and rate making authority of the Council, we have held that “[r]ecognition of that authority requires that we limit our review to a determination of whether [the decision] is reasonable and refrain from merely substituting our judgment for that of the Council.” State ex rel. Guste, supra at 294. As both the LPSC and the Council are regulators of public utilities and experts in their knowledge of that field, we apply the same standard of review to the Council as we do to the LPSC. Gordon, 9 So.3d at 72 (citations omitted); see Alliance for Affordable Energy v. Council of City of New Orleans, 677 So.2d 424, 434 (La. 1996); infra note 198.
The LPSC acts in a legislative capacity in exercising its ratemaking authority. Ratemaking is recognized as a legislative function. Thus the LPSC's ratemaking orders have statutory effect. Louisiana Power & Light Co. v. LPSC, 377 So.2d 1023, 1028 (La. 1977); see supra note 12 and infra notes 74 and 135. The Council, of course, is a legislative body. Supra note 11. The Council’s utility regulatory and ratemaking actions are quintessential legislative actions. NOPSI, 491 U.S. at 371; see infra notes 74, 154 and 162; Lowenburg v. Council of City of New Orleans, 859 So.2d 804 (La. App. 4th Cir. 2003), writ denied, 865 So.2d 744 (La. 2004).
Irrevocability of the Council Pledge
Based on our analysis of relevant constitutional, legislative and judicial authority, as set forth in this Opinion, and subject to all of the qualifications, limitations and assumptions set forth in this Opinion (including the qualification regarding the “reserved powers” doctrine), in our opinion the Council has the authority to issue and enter into the Council Pledge (including the commitment therein regarding irrevocability for the duration of the Bonds). Within the specific area and scope of its constitutional mandate to regulate public utilities (by means of the Council’s constitutionally recognized and protected home rule powers), the Council is of equal constitutional dignity with the Louisiana Legislature. As presented above, the Council has exclusive regulatory and ratemaking authority over public utilities in New Orleans “just as” the LPSC has its similar powers outside New Orleans. Gordon, 9 So.3d at 72 (La. 2009); see supra note 4. The LPSC’s power to regulate utilities is broad, independent, plenary and complete in every respect on a par with traditional state legislative power. The Louisiana Supreme Court has characterized the constitutional plenary grant of authority to the LPSC as full, entire, complete, absolute, perfect, and unqualified. Daily Advertiser, 612 So.2d at 16 (quoting Black's Law Dictionary). The Securitization Act explicitly authorizes the Council to issue the Financing Order with a pledge that the Council will not amend, modify or terminate the Financing Order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the Storm Recovery Charges. La. R.S. 45:1228(C)(5); see infra notes 138 and 236). Home Rule Charter Section 2-101(2) provides that the City shall have all rights, powers, privileges and authority hereafter granted by any general laws of the State. The Securitization Act further provides that nothing shall preclude limitation or alteration of the Financing Order if and when full compensation is made for the full protection of the storm recovery charges collected pursuant to the Financing Order and the full protection of the holders of storm recovery bonds and any assignee or financing parties. The equivalent statement is made with respect to the Legislative Pledge. La. R.S. 45:1234(B)(3). Thus, in our opinion, with respect to the Transaction the Council has the same power as would be vested in the Louisiana Legislature if not for the constitutional grant to the Council in Article IV, Section 21(C) and Article VI, Section 4 of the Louisiana Constitution to enter into the Council Pledge (and the same power to do so as possessed by the legislatures in other states where the public utility commission is not a constitutional entity).
Nonetheless, it is generally understood and established that a legislative body (whether a state legislature or the Council) cannot abridge the power to act of a succeeding legislative body. The “reserved powers” doctrine limits a legislative body’s ability to bind itself contractually in a manner that surrenders an essential attribute of its sovereignty. Under this doctrine, if a contract limits a state's reserved powers - powers that cannot be contracted away -such contract is void. The application of this reserved powers doctrine, discussed below in detail, See infra pages 21, 24-25, 30-31, 44, and 48-51. will be the critical determination in any challenge to an action by the Louisiana Legislature or the Council that violates the Pledges.
In particular, for the reasons discussed below, in our view the consequences of action by the Council that rescinds or amends the Financing Order or otherwise creates an impairment or taking are most likely to be reviewed in proceedings on direct appeal of such action. Such Council action and judicial review would require consideration of issues under the general principles for judicial review of Council orders, as well as the constitutional analysis under the reserved powers doctrine and the Federal Takings Clause, the Louisiana Takings Clause, the Federal Contract Clause and the Louisiana Contract Clause. Although, as discussed below, analysis of these constitutional issues has been subsumed by the Louisiana Supreme Court into its overall evaluation of whether an utility regulatory order should be overturned due to a showing of arbitrariness, capriciousness, abuse of authority or unreasonableness, in order to provide you a full understanding of our analysis, we address below each of the constitutional provisions in turn first, before addressing the standard of judicial review of Council action and its interaction with constitutional challenges.
Federal Takings Clause
The Federal Takings Clause provides: “nor shall private property be taken for public use, without just compensation.” U. S. Const., Amend V. That provision is made applicable to state action by the Fourteenth Amendment of the United States Constitution. Webb's Fabulous Pharmacies, Inc. v. Beckwith, 449 U.S. 155 (1980). The Federal Takings Clause covers both tangible and intangible property. Ruckelshaus v. Monsanto Co., 467 U.S. 986 (1984) (“Monsanto”); Tahoe-Sierra Preservation Counsel, Inc. v. Tahoe Regional Planning Agency, 535 U.S. 302, 307 n.1 (2002).
The United States Supreme Court has stated broadly that “contracts . . . are property and create vested rights” for the purposes of the Federal Takings Clause. Lynch v. United States, 292 U.S. 571, 577 (1934). However, it has clarified subsequently that “the fact that legislation disregards or destroys existing contractual rights does not always transform the regulation into an illegal taking.” Connolly v. Pension Benefit Guar. Corp., 475 U.S. 211, 224 (1986) (“Connolly”). “Contracts may create rights of property, but when contracts deal with a subject matter which lies within the control of Congress, they have a congenital infirmity. Parties cannot remove their transactions from the reach of dominant constitutional power by making contracts about them.” Id. at 223-24.
In addressing challenges pursuant to the Federal Takings Clause to state action of a legislative character, the Supreme Court has relied on an ad hoc factual inquiry into the circumstances of each particular case (except for a limited category of “per se” regulatory challenges). Connolly, 475 U.S. at 224; Penn Central Transportation Co. v. New York City, 438 U.S. 104, 124 (1978); Monsanto, 467 U.S. at 1005. The Supreme Court has identified three factors that have particular significance in determining whether a regulatory taking has occurred: (i) the economic impact of the regulation on the claimant; (ii) the extent to which the regulation has interfered with distinct investment-backed expectations; and (iii) the character of the governmental action. Connolly, 475 U.S. at 225.
The first factor concerns whether the interference with property is so excessive as to require just compensation. This inquiry is a highly fact-sensitive analysis. It incorporates the principle enunciated by Justice Holmes: “Government hardly could go on if to some extent values incident to property could not be diminished without paying for every such change in the general law.” Penn Coal Co. v.

Mahon, 260 U.S. 393, 413 (1922); Loveladies Harbor, Inc. v. U.S., 28 F.3d 1171, 1176-77 (Fed. Cir. 1994) (“Loveladies”). “[N]ot every destruction or injury to property by governmental action has been held to be a 'taking' in the constitutional sense.” Armstrong v. U.S., 364 U.S. 40, 48 (1960). Diminution in property value alone, thus, does not constitute a taking; there must be serious economic harm.
The second factor relates to whether the claimant reasonably relied to the claimant's economic detriment on the expectation that the government would not act as it did. It is applied as “a way of limiting takings recoveries to owners who could demonstrate that they bought their property in reliance on a state of affairs that did not include the challenged regulatory regime.” Loveladies, 28 F.3d at 1177. But cf. Palm Beach Isles Associates v. U.S., 231 F.3d 1354, 1364 (Fed. Cir. 2000) (clarifying Loveladies dictum by holding that in a categorical regulatory taking, in which all economically viable use and economic value has been taken by the regulatory imposition, the property owner is entitled to recovery without regard to consideration of investment-backed expectations. In such a case, “reasonable investment-backed expectations” are not a proper part of the analysis, just as they are not in a physical takings case). See also Avenal v. U.S., 100 F.3d 933 (Fed. Cir. 1996) (holders of oyster bed leases, which are “property”, did not have reasonable investment-backed expectations so as to be entitled to compensation due to the impact of a government freshwater diversion project, because they knew when they acquired the leases that their property rights were subject to inevitable changes that the long-anticipated project would bring about). The burden of showing such interference is a heavy one. Keystone Bituminous Coal Ass'n v. DeBenedictis, 480 U.S. 470, 493 (1987). Thus, a reasonable investment-backed expectation “must be more than a 'unilateral expectation or an abstract need.'” Monsanto, 467 U.S. at 1005 (quoting Webb's Fabulous Pharmacies v. Beckwith, 449 U.S. at 161); accord Dennis Melancon, Inc. v. City of New Orleans, 703 F.3d 262 (5th Cir. 2012) (“Melancon”) (rejecting takings claim based on unilateral expectation that highly regulated framework of taxicab licensing would not be changed). Further, “legislation adjusting rights and burdens is not unlawful solely because it upsets otherwise settled expectations.” Usery v. Turner Elkhorn Mining Co., 428 U.S. 1, 16 (1976). “[T]he fact that legislation disregards or destroys existing contractual rights does not always transform the regulation into an illegal taking. . . . This is not to say that contractual rights are never property rights or that the Government may always take them for its own benefit without compensation.” Connolly, 475 U.S. at 224. In order to sustain a claim under the Federal Takings Clause, the private party must show that it had a “reasonable expectation” at the time the contract was entered that it “would proceed without possible hindrance” arising from changes in government policy. Chang v. U.S., 859 F.2d 893, 897 (Fed Cir. 1988).
The third factor requires the court to examine “the purpose and importance of the public interest underlying a regulatory imposition” and “inquire into the degree of harm created by the claimant's prohibited activity, its social value and location, and the ease with which any harm stemming from it could be prevented.” Bass Enterprises Prod. Comp. v. United States, 381 F.3d 1360, 1370 (Fed. Cir. 2004). See also Tahoe-Sierra Preservation Council, Inc. v. Tahoe Regional Planning Agency, 535 U.S. 302, 323 (2002) (cases involving regulatory takings necessarily entail that courts conduct complex factual assessments of the “purposes and economic effects of government actions”); Keystone Bituminous Coal Ass'n v. DeBenedictis, 480 U.S. 470, 484 (1987).
Connolly is the leading case examining whether a particular legislative action rises to the level of an unconstitutional taking. Connolly concerned a challenge to statutory amendments imposing upon certain employers a substantial withdrawal penalty to be remitted to the pension trust upon withdrawal from a multi-employer pension plan. This withdrawal penalty had not existed at the time the trust was formed and the trust agreements were confected among the employers and their employees.
The United States Supreme Court proceeded with an examination of the three factors it had determined govern its review of regulatory takings claims (in reverse order). In considering the first factor, “the economic impact of the regulation on the claimant,” the Supreme Court found that the regulation clearly imposed a financial hardship upon the employers. Connolly, 475 U.S. at 225. However, the Supreme Court also found that “[t]here is nothing to show that the withdrawal liability actually imposed on an employer will always be out of proportion to its experience with the plan.” Id. at 226. Given the proportionate impact of the regulation upon the employers, the Supreme Court concluded that this factor did not suggest a compensable “taking” had occurred. Id.
Regarding the second factor, the extent to which the regulation interfered with “reasonable investment-backed expectations”, Connolly, 475 U.S. at 226-27. the employers’ argument was that certain rights and liabilities had been established by the original trust documents, “and that the imposition of withdrawal liability upsets those reasonable expectations.” Id. at 226. The Supreme Court found, however, that “[p]ension plans were the objects of legislative concern long before the passage of ERISA in 1974,” and furthermore that under ERISA “the purpose of imposing withdrawal liability was to ensure that employees would receive the benefits promised them.” Connolly, 475 U.S. at 227. Given this long-standing regulatory regime, “[p]rudent employers then had more than sufficient notice not only that the pension plans were currently regulated, but also that withdrawal itself might trigger additional financial obligations.” Id. As the Supreme Court admonished, “[t]hose who do business in the regulated field cannot object if the legislative scheme is buttressed by subsequent amendments to achieve the legislative end.” Id. (internal quotation marks and citations omitted); accord Melancon, 703 F.3d at 272-75.
In examining the third factor, the “character of the governmental action,” the Supreme Court found it significant that the regulation “does not physically invade or permanently appropriate any of the employer’s assets for its own use,” but rather “safeguards the participants in multiemployer pension plans” by imposing upon a withdrawing employer a financial obligation to pay. Connolly, 475 U.S. at 225. The Supreme Court observed that “[t]his interference with the property rights of an employer arises from a public program that adjusts the benefits and burdens of economic life to promote the common good and, under our cases, does not constitute a taking requiring Government compensation.” Id. (citations omitted). Based upon its consideration of the three factors, the Supreme Court concluded that the imposition of withdrawal liability by Congress did not result in a compensable “taking” under the Fifth Amendment.
It is difficult to apply the jurisprudence under the Federal Takings Clause to a hypothetical taking arising by the otherwise proper exercise by the State of Louisiana (including through its political subdivision the City) of its police power that to some degree abrogates (or impairs) contracts such as the Pledges otherwise binding on the State (and the City). (There is, of course, the significant likelihood of overlap with such a taking also constituting an impairment.) See infra note 154. One argument by analogy is based upon the opinion in United States v. Security Industrial Bank. 459 U.S. 70 (1982). The plaintiffs were creditors challenging a bankruptcy reform statute with the argument that its change in the bankruptcy code to allow debtors to avoid the creditors' liens on the debtors' property constituted an unconstitutional taking. The government argued that the statute simply imposed a general economic regulation which in effect transferred a property interest from one private party to another private party, and did not involve the government acquiring for itself the property in question. The Supreme Court stressed that its cases show that the Federal Takings Clause analysis is not limited to outright acquisitions by the Government for itself, and explained (quoting an earlier case which did involve a classic taking by the Government for itself): “The total destruction by the Government of all value of these liens, which constitute compensable property, has every possible element of a Fifth Amendment 'taking' and is not a mere 'consequential incidence' of a valid regulatory measure.” Id. at 412 (citation omitted). See Hodel v. Irving, 481 U.S. 704, 107 S.Ct. 2076 (1987) (federal statute escheating certain fractional interests in tribal property to an Indian tribe was a compensable taking, as total abrogation of a property right). To avoid the “substantial doubt” as to whether the statutory enactment destroying the liens (property interests) comported with the Federal Takings Clause, the Supreme Court as a matter of statutory construction held that the legislation only applied to lien interests established after the enactment date. Id.

Louisiana Takings Clause
The Louisiana Takings Clause provides:
Every person has the right to acquire, own, control, use, enjoy, protect, and dispose of private property. This right is subject to reasonable statutory restrictions and the reasonable exercise of the police power.

Property shall not be taken or damaged by the state or its political subdivisions except for public purposes and with just compensation paid to the owner or into court for his benefit. La. Const. Art. I, Sec. 4.
Louisiana recognizes an action for compensation for takings arising from state action, i.e., inverse condemnation. This action arises from the self-executing nature of the Louisiana Takings Clause. State, Through DOTD v. Chambers Investment Co., Inc., 595 So.2d 598, 602 (La. 1992) (“Chambers”); Tucker v. Parish of St. Bernard, 2010 WL 3283093 (E.D. La. 8/7/2010). This procedural remedy is available even though the Louisiana Legislature has not provided a specific statutory procedure for such claims. Id. This action applies to all taking or damaging of property without just compensation, regardless of whether such property is corporeal or incorporeal (tangible or intangible). Id. The Louisiana Supreme Court has adopted a three‑prong analysis to determine whether a compensable taking has occurred: “[i]n accordance with this analysis, the court must: (1) determine if a recognized species of property right has been affected; (2) if it is determined that property is involved, decide whether the property has been taken or damaged in a constitutional sense; and (3) determine whether the taking or damaging is for a public purpose.” Avenal v. State of Louisiana through DNR, 2003-3521 (La. 10/19/04), 886 So.2d 1085, 1104 (citations omitted) (“Avenal”).
Application of this standard has been uneven, however, and in many cases the reviewing court has appeared to recognize the second factor as the dispositive one. Moreover, of those cases decided under the Louisiana Takings Clause, none has considered regulations that affect an incorporeal movable right akin to the Storm Recovery Property, as opposed to some incorporeal right associated with immovable (real) property. These aspects of the Louisiana jurisprudence, combined with the absence of any actual concrete action to evaluate, makes resolving the hypothetical question presented difficult.
Nonetheless, some useful principles may be distilled from the extant Louisiana jurisprudence. In recent years, the Louisiana Supreme Court, in resolving inverse condemnation issues, has focused upon the extent to which the State has guaranteed a particular return on investment, and the extent of the taking. See Avenal, 886 So.2d at 1106, 1107 (coastal restoration project did not constitute compensable damaging of leases of oyster fishermen where, inter alia, leases did not guarantee commercial viability, and restoration project did not completely and permanently destroy economic value of leases); see also Annison v. Hoover, 517 So.2d 420, 432 (La. App. 1 Cir. 1987) (“We hold that a regulatory program that adversely affects property values does not constitute a taking unless it destroys a major portion of the property’s value.”) (citations omitted); writ denied, 519 So.2d 148 (La. 1988). Other cases, including those concerning the LPSC’s regulation of public utilities, have relied upon the Louisiana Takings Clause being expressly subject to “reasonable statutory restrictions and the reasonable exercise of the police power,” to reject inverse condemnations claims based upon a traditional exercise of the police power in a regulated industry. See, e.g., Louisiana Power & Light Co. v. LPSC, 343 So.2d 1040, 1043 (La. 1977) (order inhibiting duplicative utility facilities was a reasonable exercise of LPSC’s constitutional jurisdiction, and therefore not a compensable taking); Belle Co. LLC v. State of Louisiana through DEQ, 2008-2382 (La. App. 1 Cir. 6/12/09), 25 So.3d 847, writ denied, 18 So.3d 1288 and 1291 (La. 2009).
In conclusion, in our view the jurisprudence does not directly address the applicability of the Federal Takings Clause or the Louisiana Takings Clause in the context of the proper exercise by Louisiana of its police power to abrogate or impair the Pledges as contracts otherwise binding on the State and the City. A challenge to a taking with respect to the Transaction will be based primarily on the application of the second of the three Connolly factors -- the extent to which the state action has interfered with distinct investment-backed expectations. See Avenal, 886 So.2d at 1107 n.28 (discussing Federal Takings Clause analysis). Although the factors set forth in Chambers under the Louisiana Takings Clause do not expressly include that Connolly factor, we believe it would be considered in the analysis. See supra note 66. Compare Urban Developers LLC v. City of Jackson, 468 F.3d 281, 303 (5th Cir. 2006) (“It is an unsettled question, of course, the extent to which many jurisdictions will recognize as protected by the Taking Clause a property right in contract”) with Franklin California Tax-Free Trust v. Comm. of Puerto Rico, Case No. 3:14-cv-01518-FAB (D.P.R. Feb. 6, 2015) (“contracts are a form of property for purposes of the [Federal] Takings Clause”). The expectations of the Bondholders regarding the Storm Recovery Property and the Storm Recovery Charges will need to be proven in fact to have been specifically created and promoted by the Pledges. This factor of expectations overlaps with the key factor under the Contract Clauses of reliance by the contracting party on the abridged contractual term. Indeed, we believe the Federal and Louisiana Contract Clauses would provide a clearer basis for challenging an impairment of the Storm Recovery Property.
Federal Contract Clause
The Federal Contract Clause mandates: “No State shall. . . pass any . . .Law impairing the Obligation of Contracts . . . ..” U.S. Const. Art. I, Sec. X, Cl. 1. The United States Supreme Court, however, has long held that this seemingly absolute prohibition is not absolute at all. Although the language of the Federal Contract Clause is facially absolute, its prohibition must be accommodated to the inherent police power of the state to safeguard the vital interests of its people. Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 410 (1983); Segura v. Frank, 630 So.2d 714, 728 (La. 1994); see Borman, LLC v. 18718 Borman LLC, 777 F.3d 816, 825-26 (6th Cir. 2015) (applying Energy Reserves framework to debt contracts, in the same manner as other contracts, with no additional constitutional protection to debt contracts, and noting the Supreme Court flatly rejects that public purpose here is limited to crises or emergency or temporary situations, and further noting an impairment takes on constitutional dimensions only when it interferes with reasonably expected contractual benefits).
The law is well-settled that the Federal Contract Clause limits the power of the states to modify their own contracts as well as to regulate those between private parties, although the Federal Contract Clause operates differently on private contracts on the one hand and government contracts on the other. The Supreme Court has indicated that impairment of a state's own contracts faces more stringent examination under the Federal Contract Clause than do laws regulating contractual relationships between private parties, although private parties' contracts are not subject to unlimited modification under the police power. See infra notes 102, 110, 113, 131, 154, and 180.
The Supreme Court has developed in recent cases a multi-part analysis to determine whether a particular legislative action violates the Federal Contract Clause. (Variously characterized by courts as having either three or four parts, we segregate the analysis for clarity herein without concern for numbering.) Initially, a court must determine whether state law has, in fact, substantially impaired any contract. This first inquiry itself contains three components: whether a contract exists, whether a change in state regulation impairs that contractual relationship, and whether the impairment is substantial. As the second inquiry, if the state action constitutes a substantial impairment of the contract, a court must determine whether that impairment is nonetheless permissible as a legitimate exercise of the state's sovereign powers. Also, a claimant must show that the contractual relationship is not an invalid attempt to restrict or limit a state's “reserved powers.” As the final inquiry, a court must determine if the impairment is upon reasonable conditions and of a character appropriate to the public purpose justifying its adoption. Only if there is a contract, which has been substantially impaired, and there is no legitimate public purpose justifying the impairment on a reasonable and appropriate level, is there a violation of the Federal Contract Clause. The following portions of this subpart evaluate these inquiries with respect to the Legislative Pledge and the Council Pledge.

The threshold inquiry is whether these Pledges each constitute a contract existing between the State and the City, respectively, with the Bondholders. Clearly the Transaction includes private parties' contracts between the Bondholders and the Issuer that could be impaired, even if the Pledges themselves were found not to be contracts of the State and the City. But while in theory an impairment of the Storm Recovery Property could be successfully challenged (albeit potentially under a more difficult to overcome standard of review, see infra note 102) even if the Pledges are not contracts binding on the State and the City, we believe that a finding that the Pledges are not valid and binding contractual obligations under the reserved powers doctrine likely also would be fatal to a Contracts Clauses claim on the purely private contracts. See infra pages 11, 21, 24-25, 30-31, 44, and 48-51. The courts have maintained the well established presumption that, absent some clear indication that a legislature intends to bind itself contractually, “a law is not intended to create private contractual or vested rights but merely declares a policy to be pursued until the legislature shall ordain otherwise.” National R.R. Passenger Corp. v. Atchison, Topeka & Sante Fe Ry Co., 470 U.S. 451, 466 (1985) (“National R.R.”) (citation omitted). This presumption is based on the fact that the legislature's principal function is not to make contracts, but to make laws that establish the policy of the state. Thus, a person asserting the creation of a contract with the State must overcome this well-founded presumption. This same presumption is fully applicable to the Council Pledge when considered in the context of the Council's ratemaking actions, which are of a legislative character. NOPSI, supra note 15, 491 U.S. at 371; Louisville & Nashville R.R. Co. v. Garrett, 231 U.S. 298, 305, 318 (1913) (order of railroad commission fixing rates is a law passed by the state, within the meaning of the Federal Contract Clause); Louisiana Power & Light Co. v. LPSC, 377 So.2d 1023, 1028 (La. 1979); Louisiana Gas Service v. LPSC, 162 So.2d 555, 563 (La. 1964); United Gas Pipe Line Co. v. LPSC, 130 So.2d 652, 657 (La. 1961); see supra note 25, and Community House, Inc. v. City of Boise, Idaho, 623 F.3d 945, 960 (9th Cir. 2010) (discussing four factors used in determining whether an act is legislature in its character and effect); cf. supra notes 12 and 25, and infra notes 97, 135, 154, and 162.
This general presumption can be overcome where the language of the statute indicates an intention to create contractual rights. In determining whether a contract has been created by statute, “it is of first importance to examine the language of the statute.” Dodge v. Board of Educ., 302 U.S. 74, 78 (1937). The courts have ruled that a statute creates a contractual relationship between a state and private parties if the statutory language contains sufficient words of contractual undertaking. A contract is created when the language and circumstances evince a legislative intent to create private rights of a contractual nature enforceable against the state.
In U.S. Trust, discussed in more detail below, the United States Supreme Court affirmed the trial court's finding, which was not contested on appeal, that a statutory covenant of two states for the benefit of the holders of certain bonds gave rise to a contractual obligation between such states and the bondholders. Infra note 103. The covenant at issue limited the ability of the Port Authority of New York and New Jersey to subsidize rail passenger transportation from revenues and reserves pledged as security for such bonds. In finding the existence of a contract between such states and bondholders, the Supreme Court stated “[t]he intent to make a contract is clear from the statutory language: 'The 2 States covenant and agree with each other and with the holders of any affected bonds. . . .'” United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 18 (1977) (emphasis added). The issue of the existence of a contract between the two states and the bondholders was not disputed on appeal, but the Supreme Court expressly reviewed the language itself and the surrounding circumstances and concluded there was no doubt the covenant was properly characterized as a contractual obligation of the two states. It could be contended that the factual situation in U.S. Trust is distinguishable from the facts involved in the issuance of the storm recovery bonds. In U.S. Trust the bonds were issued by a governmental agency, while the storm recovery bonds are not. However, the authority to issue the storm recovery bonds is completely dependent under the Securitization Act upon the Council issuing an order, and thus the issuance of the storm recovery bonds is fully state-sanctioned in a manner closely analogous to the situation in U.S. Trust. Later, in National R.R., the Supreme Court discussed the U.S. Trust covenant and noted: “[r]esort need not be had to a dictionary or case law to recognize the language of contract” Id. at 470. Similarly, in Indiana ex rel. Anderson v. Brand, 303 U.S. 95, 104-05 (1938), the United States Supreme Court determined in a materially different context that the Indiana Teachers' Tenure Act created a contract between the state and specified teachers because the statutory language demonstrated a clear legislative intent to contract. The Supreme Court based its decision, in part, on the legislature's use of the word “contract” throughout the statute to describe the legal relationship between the state and such teachers. in such covenant.

National R.R. considered several factors in determining that the legislative act at issue in that case did not create a contractual obligation. That act did not speak of a contract between the government and the private party, nor did it in any respect provide for the execution of a written contract by the government. Significantly, that act “expressly reserved” Congress' right to “repeal, alter or amend this Act at any time.” National RR, 470 U.S. at 456, 467, 469. Finally, great weight was given to the pervasiveness of prior government regulation of this area, which “absent some affirmative indication to the contrary,” plus in that case “coupled with [that act's] express reservation of the power to repeal,” strongly cut against finding that such act creates binding contractual rights. Id. at 469.
The Louisiana Supreme Court has not specifically addressed whether the Securitization Act and specifically the Legislative Pledge, or a Council order akin to the Financing Order containing the Council Pledge, should be construed as binding contractual obligations. With respect to the Securitization Act, one negative factor is that there is no explicit contractual instrument executed by the Louisiana Legislature or the State otherwise among the Transaction Documents. But a very positive factor is that the language of the Legislative Pledge plainly manifests the Louisiana Legislature's intent to bind the State, using similar language to the covenant considered in U.S. Trust. The Securitization Act provides that the State “pledges to and agrees with” bondholders. The text of the Securitization Act thus contrasts favorably with the act found wanting (as to creating a contract) in National R.R. The Legislative Pledge expressly includes the word “pledges” and “agrees,” and authorizes the pledge of the State to be included in Transaction Documents. This statutory language is an offer by the statute to be bound if bondholders, in purchasing the bonds, accept its offer. Melancon, 703 F.3d at 275-77 (contrasting United States Supreme Court findings of statutory language demonstrating an intent to extend an offer of a contractual nature); Franklin California Tax-Free Trust v. Comm. of Puerto Rico, Case No. 3:14-cv-01518-FAB, p. 50 (D.P.R. February 6, 2015). Here the (admittedly) heavy and longstanding regulation of utilities is not coupled with and reinforced by an express reservation of the power to repeal; instead the Legislative Pledge is an express commitment not to enact countervailing legislation. This language unambiguously demonstrates that the Legislative Pledge is intended to create a contractual relationship between the State and the Bondholders.
As quoted above Supra pages 5-6., the Council Pledge contains language even more decisively demonstrating the Council's intent to create a contractual relationship. Conclusion of Law Paragraph 27 of the Financing Order also states that the Storm Recovery Property created by the Financing Order is a vested contract right.
The next step of the analysis is determining whether an impairment is substantial. The United States Supreme Court has provided little specific guidance as to what constitutes a substantial contract impairment. The determination of whether a particular legislative act constitutes a substantial impairment of a particular contract is a fact-specific analysis. Nothing in this Opinion expresses any opinion as to how a court will resolve the issue of substantial impairment with respect to a particular state action (including by action of its political subdivision the City) of a legislative character regarding the Storm Recovery Property. We have assumed for purposes of this Opinion that any impairment resulting from the legislative action being challenged under the Federal Contract Clause would be substantial. See supra note 1. We note, however, that in U.S. Trust, infra note 86, the United States Supreme Court found a substantial impairment where the States of New York and New Jersey repealed outright an “important security provision” securing repayment of bonds without any form of compensation to the bondholders, even in the absence of a finding of the extent of financial loss suffered by the bondholders as a result of the repeal. 431 U.S. 1, 19 (1977). See also Home Bldg. & Loan Ass'n v. Blaisdell, 290 U.S. 398, 429-35 (1934). But in Board of Comm'rs v. Department of Natural Resources, 496 So.2d 281, 294-95 (La. 1986), the Louisiana Supreme Court found a state law did not operate as a substantial impairment of government bonds where there was no modification of a contractual right, a remedy or a security device, no showing of any danger of a default upon the bonds, no decline in the value of the bonds in the market, and no showing that the legislative act took from the bonds the quality of an acceptable investment for a rational investor. In State ex rel. Porterie v. Walmsley, 162 So. 826 (La. 1935), the Louisiana Supreme Court also found a statute changing the membership of a board did not impair the contract rights of bondholders because the statute did not disturb the mode of payment of both principal and interest on bonds issued by that board and thus did not impair the means, which at the time of their creation, the law afforded for their enforcement. The factors that contribute to that determination are briefly reviewed as follows:
In determining whether an impairment is substantial, the United States Supreme Court has looked to several objective factors. Of greatest concern appears to be the contracting parties' actual reliance on the abridged contractual term. City of Charleston v. Public Service Commission of West Virginia, 57 F.3d 385, 392 (4th Cir. 1995). Specifically, the Supreme Court has examined contracts to determine whether the abridged right is one that was “reasonably relied” on by the complaining party, or one that “substantially induced” that party “to enter into the contract.” When assessing the presence of the requisite reliance, the Supreme Court has looked to objective evidence of reliance. For example, the Supreme Court has examined the terms of the original contract to determine whether the contract - either explicitly or implicitly - indicated that the abridged term was subject to impairment by the legislature. The Supreme Court has also directed that in assessing the parties' expectations, and in so determining the extent of the impairment, it must be considered whether the industry the complaining party has entered has been regulated in the past. Pervasiveness of prior regulation suggests that - absent some affirmative indication to the contrary - the complaining party had no legitimate expectation that regulation would cease. Finally, in determining the parties' reliance, the cases have focused on the character of the abridged right - whether it was by its nature “the central undertaking” or “primary consideration” of the parties. Id. at 392-4. The Supreme Court has also examined how a contract has been changed, i.e., whether a covenant was abolished or “merely modified.” The Supreme Court has also directed that, in determining whether there has been a substantial impairment, a court should determine whether the abridged right was “replaced by an arguably comparable security provision.” United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 19 (1977) (“U.S. Trust”); infra note 103.
Assuming the impairment is substantial, the next inquiry is whether state action nonetheless is permissible. The “reserved powers” doctrine limits the state's ability to bind itself contractually in a manner which surrenders an essential attribute of its sovereignty. Under this doctrine, if a contract limits a state's “reserved powers” - powers that cannot be contracted away - such contract is void. That is, even if Louisiana intended to be contractually bound, it must be within the state's power to create that contractual obligation. It is established that a state cannot contract away its police powers, and regulation of utilities is one of the police powers of the state. The possible application of this doctrine to the Transaction is discussed in detail below. See infra pages 30-31 and pages 48-51.
Assuming that a substantial impairment by the State or the City of contractual rights under the Pledges is not upheld by a reviewing court under the “reserved powers” doctrine (by means of the court voiding the Pledges under that doctrine), then the substantial impairment must be justified by the State or the City as a legitimate exercise of the State's or City’s police powers in order to be successfully defended against a challenge pursuant to the Federal Contract Clause. In Blaisdell, Home Bldg & Loan Ass'n v. Blaisdell, 290 U.S. 398 (1934) (citations omitted) (“Blaisdell”). referred to by the United States Supreme Court in U.S. Trust as “the leading case in the modern era of [Federal] Contract Clause interpretation,” the closely divided Supreme Court found that the economic exigencies of the time (the Great Depression) justified a Minnesota law which (i) authorized county courts to extend the period of redemption from foreclosure sales on mortgages previously made “for such additional time as the court may deem to be just and equitable,” subject to certain limitations, and (ii) limited actions for deficiency judgments. The Supreme Court stated that the “reserved powers” doctrine could not be construed to “permit the state to adopt as its policy the repudiation of debts or the destruction of contracts or the denial of means to enforce them.” On the other hand, the Supreme Court also indicated that the Federal Contract Clause could not be construed:

to prevent limited and temporary interpositions with respect to the enforcement of contracts if made necessary by a great public calamity such as fire, flood, or earthquake. The reservation of state power appropriate to such extraordinary conditions may be deemed to be as much a part of all contracts as is the reservation of state power to protect the public interest in other situations to which we have referred. And, if state power exists to give temporary relief from the enforcement of contracts in the presence of disasters due to physical causes such as fire, flood, or earthquake, that power cannot be said to be nonexistent when the urgent public need demanding such relief is produced by other and economic causes. Id. at 439-40.
In upholding the Minnesota law, the Supreme Court relied on the following: (1) the state legislature declared that an economic emergency existed which threatened the loss of homes and lands which furnish those persons in possession with necessary shelter and means of subsistence; (2) the law was not enacted for the benefit of a favored group but for the protection of a basic interest of society; (3) the relief provided by the law was appropriately tailored to the emergency; (4) the conditions on which the period of redemption was extended by the law were reasonable; and (5) the law was temporary in operation and limited to the duration of the emergency on which it was based. Allied Structural, 438 U.S. at 242; Blaisdell, 290 U.S. at 444-45. Subsequently, the Supreme Court stated in its Energy Reserves Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400 (1983) (“Energy Reserves”). opinion that “a significant and legitimate public purpose” is required to justify a substantial impairment of contract. Similarly, the Supreme Court had earlier stated that, to be justifiable, an impairment must deal with “a broad, generalized economic or social problem.” Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 250 (1978).
To evaluate the public purpose necessitating the impairment, the context in which the law is enacted is considered. In Blaisdell, the Supreme Court held that the state legislation was justified as a response to the quintessential economic emergency, the Great Depression. Blaisdell, 290 U.S. at 444. By contrast, in Allied Structural, Allied Structural Steel Co. v. Spannaus, 438 U.S. 234 (1978) (“Allied Structural”). the Supreme Court held that general concern about pensions was not by itself a sufficient emergency; nor had the government declared an official emergency. Id. at 249. Finally, in Energy Reserves, the Supreme Court considered that the Kansas statute at issue had been enacted to protect consumers from the escalation of natural gas prices caused by recent deregulation. Energy Reserves, 459 U.S. at 416-17. Judgment of this factor's application to hypothetical action by the Louisiana Legislature or the Council of a legislative character is impossible without knowledge of the context in which that legislation or supplemental order is adopted. For example, the City might seek to expropriate portions of ENO’s electric distribution facilities, including acquisition through the perpetual option mandated by state statute, La. R.S. 33:4405, and continued in ENO’s indeterminate permit (non-exclusive municipal franchise) from the City. Were the City to do so and seek thereafter to have its distribution customers not pay the Storm Recovery Charges, the Bondholders could challenge such action as violation of the Financing Order. Ordering Paragraph 15 requires ENO and any other entity providing electric distribution services to collect and remit the Storm Recovery Charges from all existing and future customers receiving electric distribution services from ENO or its successors under rate schedules or any special contracts approved by the Council (subject to narrow specified exceptions for self-generation). Financing Order Ordering Paragraphs 50 and 56 mandate the Financing Order and the Storm Recovery Charges as binding on any successor to ENO that provides electric distribution services to ENO’s customers, and, pursuant to Section 1229(H) of the Securitization Law, “successor” means any entity that succeeds by any means whatsoever whether pursuant to acquisition, sale, or transfer by operation of law. Such successor shall preform and satisfy all obligations of ENO under the Financing Order in the same manner and to the same extent as ENO, including collecting and paying to the Indenture Trustee the Storm Recovery Charges. The Council agrees in Ordering Paragraph 62 to act pursuant to the Financing Order to ensure that the Storm Recovery Charges revenues are sufficient to pay the scheduled payments on the Bonds. Any such expropriation acquisition would be a legislative act by the Council. Bogan v. Scott-Harris, 523 U.S. 44, 54, 118 S.Ct. 966, 973 (1998) (“Whether an act is legislature turns on the nature of the act, rather than on the motive or intent of the official performing it.”);

Sable v. Myers, 563 F.3d 1120 (10th Cir. 2009) (city council members entitled to absolute legislative immunity as to their decision to proceed with condemnation action; voting for a resolution or ordinance to authorize the city to expropriate is quintessentially legislative); State through Department of Highways v. Macaluso, 106 So.2d 455 (La. 1958) (quoting Bragg v. Weaver, 251 U.S. 57 (1919)) (“Where the intended use is public, the necessity and expediency of the taking may be determined by such agency and in such mode as the state may designate. They are legislative questions, no matter who may be charged with their decision, and a hearing thereon is not essential to due process in the sense of the Fourteenth Amendment.”) (emphasis added); New Orleans Redevelopment Authority v. Burgess, 2008-1020 (La. App. 4 Cir. 7/8/09), 16 So.3d 569 (citing Hawaii Housing Authority v. Midkiff, 467 U.S. 229 (1984) (“The U.S. Supreme Court in [Midkiff], enunciated the respect which court must give to the legislative branch in expropriation matters: ‘[I]f a legislature … determines that there are substantial reasons for the exercise of the taking power, courts must defer to its determination that the taking will serve the public use.’”) (quoting Berman v. Parker, 348 U.S. 26 (1954)) (“In [police power] cases, the legislature, not the judiciary, is the main guardian of the public needs to be served by social legislation …. This principle admits of no exception merely because the power of eminent domain is involved.”). See infra notes 25 and 74 and infra notes 135, 154, and 162. In any event, a more urgent context likely would receive greater deference from the courts than would a non-emergency. Nonetheless it is clear that the Supreme Court has flatly rejected the argument that such public purpose need be addressed only to an emergency or temporary situation. Borman, LLC v. 18718 Borman LLC, 777 F.3d 816, 825 (6th Cir. 2015).
The Supreme Court has also noted, on the question of justification, whether the challenged law was passed to protect broad societal interests or merely to benefit some to the detriment of others. In Blaisdell, the Supreme Court approved a law treating all debtors and creditors alike. The statute had not been passed “for the mere advantage of particular individuals but for the protection of a basic interest of society.” Blaisdell, 290 U.S. at 445. This conclusionary statement, however, was not explained in the opinion. Again by contrast, in Allied Structural the Supreme Court criticized a law that affected only some employers (those closing offices in Minnesota) and that took aim “only at those who had in the past been sufficiently enlightened as voluntarily to agree to establish pension plans for their employees.” Allied Structural, 438 U.S at 250. The Supreme Court later emphasized its recognition that the invalidated law may even have been directed at only one particular employer. Energy Reserves, 459 U.S. at 412 n.13. See also United Healthcare Ins. Co. v. Davis, 2010 WL 1223577 (5th Cir. (La.), Mar 31, 2010) (No. 08-30001), 602 F.3d 618 (holding Louisiana statute invalid under the Federal Contract Clause as economic protectionism).
An important factor is whether the contracts impaired have only private parties or whether the state is a party too. In cases of regulation that concern only private contracts, the courts, when considering the reasonableness of the measures taken to effect the public purpose, will “defer to legislative judgment as to the necessity and reasonableness of a particular measure.” Energy Reserves, 459 U.S. at 43 (internal quotation marks and citation omitted). However, a different rule “perhaps” National R.R., 470 U.S. at 471 n.24 (emphasis added); see supra notes 71 and 72, infra notes 110, 113, 131, 154, and 180. applies when the state itself is a party to the contract, as reflected in the analysis adopted in United States Trust Co. of New York v. New Jersey. 431 U.S. 1, 97 S.Ct. 1505, 52 L.Ed.2d 92 (1977) (“U.S. Trust”); supra note 86. In U. S. Trust, the states of New York and New Jersey, to entice investors to purchase bonds issued by the Port Authority of New York and New Jersey, entered into a statutory covenant which provided that the states “covenant and agree” with the bondholders that certain rents and fees collected by the Port Authority would be used only for limited purposes; in essence, these states pledged that a particular revenue stream would provide security for repayment of the bonds. Id. at 9-12. Subsequently, however, New Jersey repealed that statutory covenant, and the Port Authority accordingly diverted the previously dedicated revenues to other purposes. U. S. Trust, 431 U.S. at 12-14.
The Supreme Court found that this action impaired the bondholders contract with the Port Authority and the pledge given by New Jersey and New York. In so concluding, the Court first noted that all Federal Contract Clause cases, as a matter of principle, require the courts to “reconcile the strictures of the [Federal] Contract Clause with the essential attributes of sovereign power necessarily reserved by the States to safeguard the welfare of their citizens.” Id. at 21 (internal quotation marks and citations omitted). However, when a state impairs its own obligations, the focus of this analysis shifts:

The initial inquiry concerns the ability of the State to enter into an agreement that limits its power to act in the future. As early as Fletcher v. Peck, the Court considered the argument that “one legislature cannot abridge the powers of a succeeding legislature.” It is often stated that “the legislature cannot bargain away the police power of a State.” This doctrine requires a determination of the State’s power to create irrevocable contract rights in the first place, rather than an inquiry into the purpose or reasonableness of the subsequent impairment. In short, the [Federal] Contract Clause does not require a State to adhere to a contract that surrenders an essential attribute of its sovereignty. Id. at 23 (citations omitted); see pages 30-31 and 48-51.
Considering the pledge of New York and New Jersey, the Supreme Court found that this pledge was a purely financial obligation, and thus comprised an enforceable obligation that could be protected under the Federal Contract Clause. Id. at 24-25. In so holding, the Supreme Court distinguished situations in which a promise or obligation of the state would require an abridgement of the police power: “For example, a revenue bond might be secured by the State’s promise to continue operating the facility in question; yet such a promise surely could not validly be construed to bind the State never to close the facility for health or safety reasons.” Id. at 25.
After concluding that enforcing the pledge of New York and New Jersey would not abridge those states’ police power, the Supreme Court then proceeded to consider whether the impairment of the bonds resulting from the states’ action was nonetheless reasonable and necessary to serve a public purpose. The Supreme Court noted, however, that contrary to situations where only private contracts are concerned, “complete deference to a legislative assessment of reasonableness and necessity is not appropriate because the State’s self-interest is at stake.” Id. at 26. See infra note 113. The Supreme Court then conducted its own review of the public purposes underlying the repeal of the pledge, and found that repeal of the pledge was neither necessary to the achievement of those purposes nor reasonable in light of the circumstances. Id. at 29-31. Compare Faitoute Iron & Steel Co. v. City of Ashbury Park, 316 U.S. 502 (1942) (In the context of a municipal insolvency during the Great Depression, a state has the right to use its police power to create a reasonable process for the payment of unsecured municipal debts, and as part of the exercise of that power, a state can modify the term for the payment of those debts without violating constitutional prohibition against contract impairment). In U.S. Trust, the Supreme Court noted that the “only time in this century that alteration of a municipal bond contract has been sustained by this Court” was in Faitoute Iron, U.S. Trust, 431 U.S. at 27. In Energy Reserves, the Supreme Court noted that in “almost every case” the Supreme Court “has held a governmental unit to its contractual obligation when it enters financial or other markets.” Energy Reserves, 459 U.S. at 412, n.14. The Supreme Court specifically noted that “a State is not free to impose a drastic impairment when an evident and more moderate course would serve its purposes equally well.” Id. at 31.
Both the Energy Reserves and Allied Structural decisions expressly indicate that when a state is a contracting party the “stricter standard” of justification set forth in the U. S. Trust opinion should be applicable. Energy Reserves, 459 U.S. at 412, 413 n.14; Allied Structural, 438 U.S. at 244 n.15; supra note 110; United Healthcare Ins. Co. v. Davis, 2010 WL 1223577 at n.6 (5th Cir. (La.), Mar 31, 2010) (No. 08-30001), 602 F.3d 618. Compare Buffalo Teachers Federation v. Tobe, 464 F.3d 362 (2d Cir. 2006) (expressly not deciding whether the higher standard is warranted when a subsidiary of the state rather than the state itself is the contract counterparty, and noting that this “stricter scrutiny” is not as exacting as that commonly understood as strict scrutiny). See infra note 131. But see supra notes 71 and 102, noting that in the later case of National R.R. the Supreme Court concluded that no alleged impairment by the Government of its own contract existed and therefore there was “no need to consider whether an allegation of a government breach of its own contract warrants application” of a more rigorous standard of review, and suggested only that the Government's impairment of its own obligations “perhaps” should be treated differently. 470 U.S. at 471 and n.24 (emphasis added); see also infra notes 154 and 180. Furthermore, the United States Supreme Court's opinion in United States v. Winstar Corp, 518 U.S. 839 (1996). even though not a Federal Contract Clause case, is consistent with U.S. Trust in imposing a more rigorous standard of justification where the government is a contracting party. One issue in Winstar was whether the contract claim was barred by the “sovereign acts” doctrine, i.e., the government's “public and general” acts cannot amount to a breach of contract. Although the legislation alleged to constitute a contractual breach had as its purposes “preventing the collapse of the [thrift] industry, attacking the root causes of the crisis, and restoring public confidence”, Id. at 856. the Supreme Court held a “sovereign acts” defense was unavailable: “[w]hile our limited inquiry into the background and evolution of the thrift crisis leaves us with the understanding that Congress acted to protect the public in the FIRREA legislation, the extent to which this reform relieved the Government of its own contractual obligations precludes a finding that the statute is a 'public and general' act for purposes of the sovereign acts defense.” Id. at 903.
To recapitulate, whether or not the state is a party to the contract at issue, the critical determination of whether an impairment occurs involves a court's evaluation of the parties' expectations and actual reliance on the abridged contractual term. In making that determination, the Supreme Court has looked to several objective factors. In determining the parties' reliance, elimination of escalator clauses in natural gas contracts, lowering the interest rate and delaying the maturity date in bond contracts, and elimination of the unlimited right to reinstate ownership of land after default, each has been held not to constitute substantial impairment of contract rights, in part because the rights abridged were not in their nature essential to the underlying contract and thus fundamental to a party's reliance. In contrast, statutes causing “a fundamental change” in a pension contract, repealing a statutory covenant the purpose of which “was to invoke the constitutional protection of the [Federal] Contract Clause as security against repeal,” and unilaterally modifying a contract right upon which the parties “especially” relied, i.e., “the right to compensation at the contractually specified level” in a public employment contract, have been held substantial impairments because the rights impaired by subsequent legislation were “important,” “basic,” and “central” to the underlying contract. City of Charleston, 57 F.3d at 392-393 (citations omitted). Accord Bell South Telecommunications, LLC v. City of New Orleans, 2014 WL 3098968 (E.D. La. July 7, 2014) (the City has no authority to unilaterally increase amount utility owes under irrevocable franchise contract for the use of rights-of-way). While a determination of impairment will be a fact intensive inquiry, a critical component will be the Bondholders’ ability to submit convincing evidence that they were in fact substantially induced to purchase the Bonds on the basis of the rights set forth in the Pledges. In discussing the earlier case of El Paso v. Simmons, 379 U.S. 497 (1965), which held that a law shortening the time within which a defaulted land claim could be reinstated did not violate the Federal Contract Clause, the Allied Structural opinion highlighted as the basis for El Paso its quoted conclusion that “[w]e do not believe that it can seriously be contended that the buyer was substantially induced to enter into these contracts on the basis” of the altered law. 438 U.S. at 244 n. 14. In Board of Comm'rs v. Department of Natural Resources, 496 So.2d 281, 294 (La. 1986), the Louisiana Supreme Court doubted the right of a successor bondholder, who purchased the bonds after and with full knowledge of the allegedly impairing legislative enactment, to have a cause of action for impairment. See supra notes 83 and 85-86.
Louisiana Contract Clause
The Louisiana Contract Clause provides that: “No . . . law impairing the obligation of contracts shall be enacted.” La. Const. Art. I, Sec. 23. The Louisiana Supreme Court has described this constitutional provision as “virtually identical” and “substantially equivalent” to the Federal Contract Clause. Smith v. Board of Trustees, 851 So.2d 1100, 1108 (La. 2003); Morial v. Smith & Wesson Corp., 785 So.2d 1, 12 (La. 2001) (“Morial”); Segura v. Frank, 630 So.2d 714, 728 (La. 1994) (“Segura”); see infra page 28, Insurance Carriers; see, e.g. Metropolitan Life Ins. Co. v. Morris, 159 So. 388 (La. 1935) (applying Blaisdell to uphold a Louisiana mortgage moratorium law). Thus the Federal Contract Clause and the Louisiana Contract Clause are essentially equal, and neither represents a more significant limitation than the other. Although the language of the Louisiana Contract Clause is facially absolute, as with the Federal Contract Clause, its prohibition must be accommodated to the inherent police power of the state to safeguard the vital interests of its people. Segura, 630 So.2d at 728; accord Higginbotham v. City of Baton Rouge, 183 So.2d 168, 171 (La. 1938). The Louisiana

Supreme Court has detailed as “the appropriate [Louisiana] Contract Clause standard” the multiple-step analysis as enunciated by the Supreme Court in Energy Reserves, and discussed in detail above.
It is a fundamental principle that laws existing at the time a contract is entered into are incorporated into and form a part of the contract as though expressly written therein. It is also well established that the value of a contract cannot be diminished by subsequent legislation. D'Antonio v. Board of Levee Commissioners of the Orleans Levee District, 80 So.2d 81, 83 (La. 1955). The repeal of legislation by subsequent legislation is unconstitutional if it impairs the enforcement of the obligations of contracts. Ranger v. the City of New Orleans, 34 La. Ann. 1149 (1882); see State ex rel. Portiere v. Walmsley, 162 So. 826 (La. 1935). An obligation of contract is impaired in a constitutional sense if the means by which a contract at the time of its execution could be enforced, that is, by which the parties could be obliged to perform it, are rendered less efficacious by legislation operating directly upon those means. Wolff v. New Orleans, 103 U.S. 358, 365, 367 (1880).
The Louisiana Supreme Court has evaluated two Louisiana legislative acts under the Federal and Louisiana Contract Clauses in the context of governmental responses to major hurricanes. In State of Louisiana v. All Property and Casualty Insurance Carriers Authorized and Licensed to do Business in the State of Louisiana No. 2006-CD-2030, 937 So.2d 313 (La. 2006) (“Insurance Carriers”)., the Louisiana Supreme Court exercised its supervisory authority in an expedited manner to find the two 2006 Louisiana legislative acts at issue constitutional. In response to Hurricanes Katrina and Rita, the Louisiana Legislature enacted two statutes which extended the prescriptive period (statute of limitations) within which Louisiana citizens could file certain claims under their insurance policies for losses occasioned by those hurricanes from one year to (essentially) two years, i.e., a one year extension. The Louisiana Attorney General filed suit seeking a declaratory judgment as to the constitutionality of the legislative acts. The trial court rejected the insurance companies defendants' arguments asserting violations of the Federal and Louisiana Contract Clauses. The defendants' other arguments, regarding standing, procedural due process, and federal supremacy clause preemption as it relates to federal flood insurance, were all rejected as well. The question at issue was whether the two acts altering the contractual provisions of insurance policies regarding the time period in which to bring a claim are constitutional. The Louisiana Supreme Court held that no unconstitutional impairment had occurred.
The Louisiana Supreme Court first stated that the Louisiana Contract Clause and the Federal Contract Clause are virtually identical and substantially equivalent. The Louisiana Supreme Court then noted that under the pertinent United States Supreme Court jurisprudence, the prohibitions in the Contract Clauses remain subject to the inherent police power of the state. The Louisiana Supreme Court then reiterated that the appropriate analysis under both the Federal Contract Clause and the Louisiana Contract Clause is the “four-step” analysis enunciated in Energy Reserves:
first, the court must determine whether the state law would, in fact, impair a contractual relationship; second, if an impairment is found, the court must determine whether the impairment is of a constitutional dimension; third, if the state regulation constitutes a substantial impairment, the court must determine whether a significant and legitimate public purpose justifies the regulation; finally, if a significant and legitimate public purpose exists, the court must determine whether the adjustment of the rights and responsibilities of the contracting parties is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the legislation's adoption. Insurance Carriers, 937 So.2d at 324, quoting Segura, 630 So.2d at 729; Energy Reserves, 459 U.S. at 410-413. As noted above, supra page 17, the courts are inconsistent as to whether the test has three factors (with subparts) or four factors. See Mary Garvey Algero, Will A Decision That Has the Potential to Do so Much Good for the People of Louisiana Set a Harmful Precedent, 53 Loy. L.Rev. 47, 60 (2007).
Regarding the first inquiry, the Louisiana Supreme Court readily held that the extension of the prescriptive period would, in fact, constitute an impairment of the contractual relationship between the defendant insurers and their policyholders. Next, the Louisiana Supreme Court provided some analysis of the question as to whether the impairment is one of constitutional dimension. The Louisiana Supreme Court's analysis was first to determine the severity of the impairment, which in turn was measured by determining the extent to which the insurers' contractual expectations would be frustrated by the operation of the two legislative acts. The Louisiana Supreme Court noted that a contractual impairment may be “substantial” under Energy Reserves, even if the impairment does not rise to the level of total destruction of contractual expectations. On the other hand, it also emphasized several times the relevance of whether the industry the complaining party has entered has been regulated in the past. Nonetheless, even noting that the Louisiana insurance industry is pervasively regulated, the Louisiana Supreme Court found that the contractual obligations of the defendant insurers were more than minimally altered and thus the impairments were of a constitutional dimension. “However, we also find that the impairments constitute considerably less than total destruction of the insurers' contractual expectations. Consequently, when we inquire into the public purpose underlying the legislation, we will give considerable deference to the legislature's judgment.” Insurance Carriers, 937 So.2d at 325. See infra note 180.
Under the third inquiry, the Louisiana Supreme Court easily found this legislative extension of the prescriptive period for damage claims to be based upon a significant and legitimate public purpose, in response to the worst natural disaster to ever occur in the United States. It reiterated that:
the public purpose requirement is primarily designated to prevent a state from embarking on a policy motivated by a simple desire to escape its financial obligations or to injure others through the repudiation of debts or the destruction of contracts of [sic] [or] the denial of needs to enforce them. Id. at 325, citing Segura, 630 So.2d at 731, citing Blaisdell.
In the critical fourth inquiry, the Louisiana Supreme Court concluded that the Louisiana Legislature's adjustment of the rights and responsibilities of the contracting parties was both appropriate and reasonable. The Legislature's extension of the prescriptive period for filing claims in these type of insurance cases was limited in both time and scope. The extension was only for one additional year (noting that the pertinent time periods in the states neighboring Louisiana all are greater than one year), and was limited to certain types of claims. The Legislature addressed this significant public concern in an appropriate manner in order to avoid mass confusion and an increase in filings in our courts. Id. at 327, n.13. The Louisiana Supreme Court reiterated that, while of constitutional dimension, the substantial impairment in this case was of the type that may be anticipated in this highly regulated insurance industry.
Although the Louisiana Supreme Court in Insurance Carriers conducted its analysis on the basis that the contractual relationships impaired were private ones between the defendant insurers and their policyholders, and that the State itself was not a contracting party, the holding was expressly made on the basis that the legislative acts were constitutional even under the stricter standard of review applicable when the State is a party to the contract. Id. at 326-27; supra note 113). The insurance carriers argued that the State should be considered a party to the contract because of the State's position as a property owner and property insurance policyholder who may benefit from the extension of time, and in addition because the State would be assigned the remaining rights of many Louisiana policyholders under the state program known as the Louisiana Recovery Authority (The Road Home Program). The Louisiana Supreme Court rejected that assertion, and considered the State's interest as an affected property owner as incidental and not sufficient to trigger the stricter standard of review. As noted, however, it expressly held that its conclusion that the legislative acts violate neither the Federal nor the Louisiana Contract Clauses would be unchanged even under the stricter standard of review.
Reserved Powers Doctrine
As mentioned previously, a fundamental defense to claims under both the Federal and Louisiana Takings Clauses and the Federal and Louisiana Contract Clauses is that the state action of a legislative character, notwithstanding that property value has been taken and contractual rights impaired, nonetheless is permissible as an exercise of inherent, reserved police power of the state (and any contrary irrevocable contract right purportedly created by the state is void). Connolly requires consideration of whether legislation destroying existing contractual rights nonetheless is not a taking because of the subject matter involved, especially when occurring in a regulated field where distinct investment-backed expectations should not be recognized. With respect to the Federal Contract Clause, U.S. Trust provides that the reserved powers doctrine requires a determination of the state's power to create irrevocable contract rights in the first place (before reaching the inquiry into the purpose or reasonableness of the subsequent impairment). U.S. Trust, 431 U.S. at 23, supra note 107; Matsuda v. City and County of Honolulu, 512 F.3d 1148, 2008 WL 115138 (9th Cir. Jan 14, 2008); see supra note 134.
Moreover, the Louisiana Constitution in Article VI, Section 9(B) provides that “the police power of the state shall never be abridged.” Although expressed only as a limitation on Article VI of the Constitution concerning the powers of local governmental bodies versus the state, this provision has been interpreted to express a fundamental constitutional precept concerning the ability of the Legislature to surrender the police power. City of New Orleans v. Board of Comm’rs of the Orleans Levee District, 640 So.2d 237, 249 (La. 1994) (“the principle that the exercise of the police power of the state shall never be abridged needs no constitutional reservation to support it”, so the failure of the 1974 Louisiana Constitution to restate the precept as a general provision, as previous Louisiana Constitutions had done, does not detract from the principle); Board of Comm’rs v. Department of Natural Resources, 496 So.2d 281, 289 (La. 1986) (“Board of Comm'rs”) (“It is a general principle of judicial interpretation of a state constitution, as well as a specific prohibition of our constitution, that the legislature may not irrevocably alienate, surrender or abridge the right to exercise the police power.”) (citations omitted); accord, Ex Parte Steckler, 154 So. 41, 44 (La. 1934) (“a fundamental rule in our form of state government is that the Legislature cannot surrender irrevocably any of the state’s police power.”) (citations omitted). Similarly, the Louisiana Constitution in Article 1, Section 4 expressly makes the Louisiana Takings Clause subject to the reasonable exercise of the police power. Supra note 61 and infra notes 206 and 231. An argument asserted to justify a future act of the Legislature contrary to the Financing Order, that the City’s home rule powers under Article VI of the Louisiana Constitution remain subject to the police power of the State under Article VI Section 9(B), would be controverted by reliance upon the Legislative Pledge. Furthermore, with regard to the Securitization Act’s grant of power to the Council and to the LPSC, the inalienability of the police power however does not preclude its delegation to municipalities and other governmental subdivision because these entities are part of the total government of the state. City of New Orleans, supra, 640 So.2d at 249 (La. 1994). This principle is applicable to attempts to surrender or abridge the ratemaking power, constitutionally vested in the Council through recognition of its Home Rule Charter powers. See supra page 7; Baton Rouge Waterworks Co. v. LPSC, 100 So. 710, 711 (La. 1924) (“It is conceded on well-recognized authority that the rate-making power, whether exercised by agreement or by the fiat of law, is within the police power of the state as one of the state’s highest attributes of sovereignty, and that this power can never be abridged nor irrevocably surrendered where there is, as in this state, constitutional inhibition.”);  accord City of Baton Rouge v. Baton Rouge Waterworks Co., 30 F.2d 895 (5th Cir. 1929); City of New Orleans v. O’Keefe, 280 F. 92 (5th Cir. 1922); State v. City of New Orleans, 151 La. 24, 30, 91 So. 533, 535 (La. 1922) (“cannot surrender irrevocably or bargain away the authority to fix or control rates for public utilities”); compare United Gas Corp. v. City of Monroe, 109 So.2d 433 (La. 1958) (city’s contract fixing rates for a term binding on parties where Legislature has delegated ratemaking power to municipalities but always reserves the power to revoke or compel a change in such rate); City of New Orleans v. Great S. Tel & Tel. Co., 3 So. 533, 534 (La. 1888) (City’s grant of franchise authority to utility had become an “irrevocable contract, and the city is powerless to set it aside or to interpolate new or more onerous considerations therein”); accord BellSouth Communications, LLC v. City of New Orleans, 2014 WL 3098968 (E.D. La. July 7, 2014). See infra note 206. Ratemaking by the Council is undeniably an aspect of the police power for the promotion of the public welfare. GSU, 633 So.2d at 1264; Conoco, 520 So.2d at 408; see supra notes 12, 25, 74 and 97 (ratemaking is an act and function legislative, and not judicial, in kind, within the police power of the state), and infra note 136 (the establishment of a rate is an act legislative and not judicial in nature, NOPSI at 371) and notes 154 and 162. Additionally, United States Supreme Court precedent applies this principle to the Council’s regulation of utilities, to the extent such an extension is not already implicit in existing Louisiana jurisprudence. New Orleans Public Service, Inc. v. Council of City of New Orleans, 491 U.S. 350, 109 S.Ct. 2506, 105 L.Ed.2d 298 (1989) (“The regulation of utilities is one of the most important of the functions traditionally associated with the police power of the states.”) (citations and internal quotation marks and brackets omitted) (supra notes 15 and 25); Pacific Gas & Elec. v. State Energy Resources Conservation, 461 U.S. 190, 206 (1983). The Louisiana Supreme Court has established that contracts entered into by regulated public utilities with respect to fees and rates the utility will charge remain subject to supervision and adjustment by the LPSC, which may modify or even abrogate such contracts. Opelousas, 105 So.3d at 32. “By the same token, it has been decided that a municipality invested with authority to grant franchises and fix rates for local public utilities [such as the City] cannot irrevocably surrender or barter away its police power in that respect, even for a limited term, unless, perhaps, the municipality is specifically authorized to make such binding or irrevocable contract, by the Legislature of a state whose Constitution allows it.” State v. City of New Orleans, 151 La. 24, 31, 91 So. 533, 536 (La. 1922); see supra notes 28 and 132-135 and infra note 236.

Although the police power of the state is best defined on a case by case basis, it has been generally described as the state's “inherent power to govern persons and things, within constitutional limits, for promotion of general health, safety, welfare and morals.” Morial, supra note 120, 785 So.2d at 15 (citations omitted) (emphasis added). Nonetheless, the police power extends only to measures that are reasonable. A measure taken under the state's police power is reasonable when the action is, under all the circumstances, reasonably necessary and designed to accomplish a purpose properly falling within the scope of the police power. Further, an exercise of the state's police power “does not justify an interference with constitutional rights which is entirely out of proportion to any benefit redounding to the public.” Morial, 785 So.2d at 15-16. Thus the non-abridgement clause of the Louisiana Constitution has been construed in a manner consistent with the “reserved powers” doctrine articulated by the United States Supreme Court in U. S. Trust. See Board of Comm’rs, 496 So.2d at 293 (“Into all contracts, whether made between states and individuals or between individuals only, there enters the condition, regardless of whether it is carried into express stipulation, that the state may not bargain away or otherwise be prevented from exercising its police power, viz., the exercise of the sovereign right of the government to protect the lives, health, morals, comfort and general welfare of the people.”) (citations omitted). See infra pages 48-51.
Jurisprudential Considerations and Injunctions
Challenges to an alleged impairment or taking may face jurisprudential issues of ripeness, immunity and abstention. The Council's role in issuing the Financing Order approving the Storm Recovery Charges requires consideration of another possible jurisdictional limitation, under the Johnson Act, codified at 28 U.S.C. § 1342. The Johnson Act provides that federal district courts “shall not enjoin, suspend or restrain the operation of, or compliance with, any order affecting rates chargeable by a public utility and made by a State administrative agency or a ratemaking body of a State political subdivision, where:
(1) Jurisdiction is based solely on diversity of citizenship or repugnance of the order to the Federal Constitution; and
(2) The order does not interfere with interstate commerce; and,
(3) The order has been made after reasonable notice and hearing; and,
(4) A plain, speedy and efficient remedy may be had in the courts of such State.” 28 U.S.C. § 1342.
First, this provision applies only to orders “affecting rates” charged by a public utility; thus, federal jurisdiction over an action by the Council affecting regulation other than ratemaking would not be barred by the Johnson Act. Even as to orders affecting rates, however, the order must not interfere with interstate commerce. In the case of a Council supplemental order that effected an impairment or taking, or any rescission, amendment or violation of the Pledge, the order would virtually by definition affect interstate commerce, as it would affect the value of the Bonds, either directly or indirectly through manipulation of the Storm Recovery Charges. Compare Nucor Corp. v. Nebraska Public Power Dist., 891 F.2d 1343, 1348 (8th Cir. 1989) (Johnson Act inapplicable where challenged rate overcharge of nearly $7 million affected cost of goods of plaintiff, who sold those goods in interstate commerce), cert. denied, 498 U.S. 813, 111 S.Ct. 50, 112 L.Ed.2d 60 (1990). For these reasons, in our view the Johnson Act should not comprise a bar to federal jurisdiction. A claim under the Federal Takings Clause is not ripe for consideration until the state government entity charged with implementing the legislative action has reached a final decision, and the plaintiff seeks compensation through any adequate procedures the state has provided for doing so. Williamson County Regional Planning Comm'n v. Hamilton Bank, 473 U.S. 172, 186, 194-95 (1985) (“Williamson”); Urban Developers LLC v. City of Jackson, 468 F.3d 281 (5th Cir. 2006); DLX, Inc. v. Kentucky, 381 F.3d 511 (6th Cir. 2004). The Williamson ripeness analysis applies not just to suits for money damages, but also takings claim for declaratory and injunctive relief. Franklin California Tax-Free Trust v. Comm. of Puerto Rico, Case No. 3:14-cv-01518-FAB, pp. 72-73 & n.27 (D.P.R. February 6, 2015). Williamson has come under scrutiny since it was decided. Indeed, the Supreme Court already has acknowledged that the practical effect of Williamson is that plaintiffs alleging violations of the Federal Takings Clause will almost never have the opportunity to litigate their federal claims in federal court. See San Remo Hotel, L.P. v. City and County of San Francisco, 545 U.S. 323, 344-48, 125 S.Ct. 2491, 162 L.Ed.2d 315 (2005). Chief Justice Rehnquist, joined by three members of the Supreme Court, wrote specially in San Remo Hotel to explain why he believed Williamson may have been wrongly decided, and suggested it might be appropriate to revisit this issue in an appropriate case where the court below has addressed the correctness of Williamson. 545 U.S. at 352, 125 S.Ct. 2491. Nonetheless, since San Remo Hotel, the Supreme Court has repeatedly denied petitions for a writ of certiorari that asked the Court to abrogate the Williamson state litigation rule.  Downing/Salt Pond Partners, LP v. Rhode Island, 643 F.3d 16, 21 (1st Cir. 2011).  Unless and until Williamson is reconsidered, the Supreme Court has affirmed that there is no absolute right to vindicate federal claims in a federal forum, and litigants will have to press most of their regulatory takings claims before state courts.  Stop the Beach Renourishment, Inc. v. Florida Department of Environmental Protection, 130 S.Ct. 2592, 2618, 177 L.Ed.2d 184 (2010) (Kennedy, J., concurring in part and concurring the judgment); San Remo Hotel, 545 U.S. at 342. Although the Supreme Court has so far declined to reconsider Williamson, it has with some frequency continued to clarify and modify the ripeness doctrine. Most importantly, the Supreme Court has held explicitly that the Williamson requirements are merely prudential ripeness requirements, as distinguished from constitutional jurisdictional ripeness under Article III. Horne v. Department of Agriculture, 133 S.Ct. 2053, 2062, 186 L.Ed. 2d 69 (2013); Lucas v. South Carolina Coastal Council, 505 U.S. 1003, 1012-13, 112 S.Ct. 2886, 120 L.Ed.2d 798 (1992); Suitum v. Tahoe Regional Planning Agency, 520 U.S. 725, 733-34 & n.7, 117 S.Ct. 1659, 137 L.Ed.2d 980 (1997); see also San Remo Hotel, 545 U.S. at 349, 125 S.Ct. 2491 (Rehnquist, C.J., concurring in the judgment) (noting that the Supreme Court later has referred to the Williamson requirements as merely prudential). See also infra note 149. Injunctions are not available against a state government to remedy an alleged Federal Takings Clause violation when a suit for compensation can be brought against the sovereign after the taking. Monsanto, supra note 32, 467 U.S. at 1016; Williamson, 473 U.S. at 194; accord Melancon, 703 F.3d at 279-80. Although such resort to the state's procedures is not necessary if a plaintiff can demonstrate such procedures are inadequate or unavailable, Louisiana's procedures for challenging an order of the Council altering or impairing the value of the Financing Order are both adequate and available. See Marco Outdoor Advertising, Inc. v. Regional Transit Authority, No. 05-30875, 489 F.3d 669 (5th Cir. 2007) (dismissing federal claim because Louisiana state courts provide an adequate procedural remedy to seek an immediate injunction in state district court (see infra note 179) for the alleged deprivation of contract property interest); Cantu Services v. Frazier, 2014 WL 2736072 (W.D. La. June 16, 2014) (dismissing due process claim in federal court because Louisiana state law provides adequate opportunity to be heard). Under the Securitization Act, an aggrieved party or intervenor The Home Rule Charter refers to any party in interest. Infra notes 186 and 189. before the Council has a remedy regarding a supplemental order (pertaining to this Financing Order), by filing an appeal to the New Orleans Civil District Court. Although the Securitization Act sets the time period to appeal to be within fifteen days after the order becomes effective, the Home Rule Charter sets a thirty day period for appeals from the date of the order (by filing suit against the Council in New Orleans Civil District Court). Compare La. R.S. 45:1228(H) with Home Rule Charter Sec. 3-130(7). See infra note 188. It is unclear which time period will govern here. A party in interest may argue that the Home Rule Charter’s longer time period for appeal should prevail over the Securitization Act. Would the Securitization Act’s shorter time period for appeal be found by a Louisiana court, if the appropriate case were to arise, to be “unwarranted interference” in the City’s internal affairs by state government? See Francis v. Morial, 455 So.2d 1168, 1171 (La. 1984) (state statute changing City’s aviation board’s selection and appointment process invalid). See also New Orleans Campaign for a Living Wage v. City of New Orleans, 825 So.2d 1098 (La. 2002) (City ordinance to establish minimum wage unconstitutional because abridges police power of the state exercised by state statute prohibiting local minimum wage); Morial, supra note 120 (state statute retroactively prohibiting City’s suit against firearms industry a reasonable exercise of the state’s police power); City of New Orleans v. Board of Directors of the Louisiana State Museum, 739 So.2d 748 (La. 1999) (City agency prohibition of fence around state museum in historic French Quarter impermissibly interfered with and abridged state’s police powers); City of New Orleans v. Board of Comm’rs of the Orleans Levee District, 640 So.2d 237 (La. 1994) (City’s zoning ordinances validly apply to construction of a marina by a state authorized levee board). “A litigant claiming that a home rule municipality’s local law abridges the police power of the state must show that the local law conflicts with an act of the state legislature that is necessary to protect the vital interest of the state as a whole.” Id at 252. Under the principle of harmonizing local autonomy with state police power, the legislature cannot by a general law deny the exercise of home rule power. Id. at 257. Since the conflict in appeal time periods clearly actually exists, it would be necessary to demonstrate that the state statute (the Securitization Act) is “necessary” by showing that the protection of such state interest cannot be achieved through alternate means significantly less detrimental to home rule powers and rights. Id. Cf. La. R.S. 45:1228(H) (“Inasmuch as delay in the determination of the appeal of a financing order may delay the issuance of storm recovery bonds; thereby diminishing savings to customers … .”). It is not necessary with respect to the Bondholders’ interests to further analyze this question as to whether this one sentence of the Securitization Act may be invalid as to orders of the Council under the Securitization Act, however, because both appeal periods have lapsed with respect to the Financing Order. Please see our separate opinion to you dated the date hereof that the Financing Order is final and non-appealable, and that the provisions of the Securitization Act are severable. See infra note 241. The district court is obliged under the Securitization Act to afford the case precedence over all other civil cases in the court and to move it to trial as speedily as possible. Due to the availability of such state appeal proceedings, and because Louisiana provides for inverse condemnation proceedings by aggrieved property owners even in the case of nonphysical regulatory takings, a federal cause of action may not arise under the Federal Takings Clause until the aggrieved property owner has requested compensation from the State and resort to that process failed to yield just compensation. If the action causing the taking is an action of the Legislature, the pertinent question will be whether there exists an administrative/judicial procedure for decisions of the state agency or department charged with enforcing such action. If no such procedure exists, then immediate resort may be had to a suit for just compensation in state district court. See supra note 143. If the triggering action is an action of the Council, then the Bondholder will first have to proceed through a final resolution of the state procedure for reviewing such orders, including appeal to the state civil district court in New Orleans, then the Fourth Circuit Court of Appeals, and then (if discretionary review is granted, but see infra note 191) the Louisiana Supreme Court, as the saga of Liberty Mutual Insurance Company shows. Liberty Mutual claimed, inter alia, that certain rate decisions of the Louisiana Insurance Rating Commission (“LIRC”) deprived it of its property interests. Liberty Mutual filed suit in federal district court seeking compensation under the Federal Takings Clause. The federal Fifth Circuit ordered the claim dismissed as unripe, following Williamson. Liberty Mutual Ins. Co. v. Louisiana Dep’t of Insurance, 62 F.3d 115, 117 (5th Cir. 1995). Liberty Mutual then proceeded to prosecute an inverse condemnation claim in state court. The Louisiana First Circuit court dismissed this claim as well, noting that while Louisiana law clearly recognizes an action for inverse condemnation, Liberty Mutual had still failed to avail itself of the administrative and judicial remedies available for challenging the order of the LIRC, which are a prerequisite to any suit for just compensation. Liberty Mutual Ins. Co. v. LIRC, 1997-1043 (La. App. 1 Cir. 6/29/98), 713 So.2d 1250, 1253-55, writ denied, 1998-2072 (La. 11/6/98), 728 So.2d 396. Liberty Mutual then filed suit again in federal court, and the federal district court dismissed this second suit, noting that Liberty Mutual had still failed to invoke the administrative and judicial remedies available to challenge the LIRC’s rate decisions. The federal Fifth Circuit affirmed this dismissal, and found that because the statute of limitations governing inverse condemnation proceedings had run, the dismissal should be with prejudice. Liberty Mutual Ins. Co. v. Brown, 380 F.3d 793, 796-798 (5th Cir. 2004).
Furthermore, the Eleventh Amendment of the United States Constitution erects a jurisdictional bar of sovereign immunity to the Louisiana Legislature being sued in a federal court. This jurisdictional bar to federal court applies regardless of the nature of the relief sought. It is clear that the Eleventh Amendment bars a Bondholder from suing the State in federal court unless the State consents or Congress has clearly and validly abrogated the State’s sovereign immunity. Hall v. Louisiana, 2013 WL 5434621 (M.D. La. 9/30/2013) (“Hall”). Thus, under the Eleventh Amendment the State (and state officials) would be immune from suit resulting from an alleged constitutional violation of the Federal Contract Clause. See, e.g., North Carolina v. Temple, 134 U.S. 22, 25, 30 (1890) (holding that North Carolina enjoys sovereign immunity from claimed violation of Federal Contract Clause) (citing Ex Parte Ayers, 123 U.S. 443 (1887)). The Eleventh Amendment bars a suit against state officials that is in fact a suit against a state regardless of whether it seeks damages or injunctive relief. Hall at 10. A suit against individual state officers for injunctive relief might be available under Ex Parte Young, as discussed below. See infra note 167. See also Union Pacific, 622 F.3d at n.5. It is not entirely clear whether the State can assert sovereign immunity to bar a federal suit claiming compensation under the Federal Takings Clause brought directly against the State, although that is the prevailing rule. A state's waiver of sovereign immunity in one form or against one class of claims cannot necessarily be construed to be waiver of sovereign immunity in other forms or against other claims. McElrath v. United States, 102 U.S. 426, 440 (1880). Federal courts continue to bar federal takings claims against states brought in federal district court and every court of appeals to have faced the question has held that the Eleventh Amendment bars federal takings claims against states in federal district court when the state courts remain open to adjudicate such claims.  Hutto v. South Carolina Retirement System, 773 F.3d 536, 553 (4th Cir. 2014) (claims under the Federal Takings Clause are not exempt from the protection of the Eleventh Amendment); Jachetta v. U.S., 653 F.3d 898, 910 (9th Cir. 2011); Seven Up Pete Venture v. Schweitzer, 2008 WL 1776530, 523 F.3d 948 (9th Cir. 2008), cert. denied, 129 S.Ct. 258, 172 L.Ed.2d 147, 77 USLW 3058 (U.S. 2008); DLX, Inc. v. Kentucky, 381 F.3d 511 (6th Cir. 2004); Harbert Int’l, Inc. v. James, 157 F.3d 1271 (11th Cir. 1998); John & Marie Stella Kenedy Mem’l Found. v. Mauro, 21 F.3d 667 (5th Circ. 1994). Nonetheless there is some uncertainty as to whether a State's declaration of sovereign immunity against a federal takings claim should have effect. City of Monterrey v. Del Monte Dunes at Monterrey Ltd., 526 U.S. 687, 713-714 (1999) (assuming arguendo that the “sovereign immunity rationale retains its vitality in cases where [the Fifth] Amendment is applicable”). As to damages, Louisiana has waived its right to sovereign immunity concerning claims sounding in tort or contract in state court and seeking to recover for damage to property under the Louisiana Constitution. See, e.g., La. Const. Art. XII, Sec. 10; La. R.S. 13:5111. The State of Louisiana has not waived its Eleventh Amendment immunity from federal court jurisdiction.  Blanchard v. Newton, 865 F.Supp.2d 709, 715-716 (M.D. La. 2012).  Of course, sovereign immunity may not stand in the way of recovery in state court.  Jachetta v. U.S., 653 F.3d 898, 909 (9th Cir. 2011). We note that, to the extent that any impairment also constitutes a taking under the Federal or Louisiana Takings Clauses so as to require the State to pay just compensation, the availability of such compensation would constitute an adequate remedy at law and equitable (injunctive) relief and declaratory relief might be unavailable. Monsanto, 467 U.S. at 1016. See supra note 57. Again, the Taking Clauses claims are more difficult in this context, because the constitutional violation occurs not when a state takes protected property, but only when it denies compensation for that taking. In cases where the state is a party to the contract, the question arises as to whether the state action is a breach of contract, rather than an impairment of contract. The distinction turns upon the availability of a remedy in damages. See, e.g., TM Park Avenue Assoc. v. Pataki, 214 F.3d 344, 348-49 (2nd Cir. 2000). “If a contract is merely breached and the duty to pay damages remains, then the obligation of the contract remains and there has been no impairment.” Id., at 349; accord, Horwitz-Mathews, Inc. v. City of Chicago, 78 F.3d 1248, 1250-51 (7th Cir. 1996). See infra note 169. In any event, state officials in their official capacities are routinely afforded Eleventh Amendment immunity. Bennett v. City of Atlantic City, 288 F.Supp.2d 675 (D.N.J. 2003). But it should be noted that a claim for damages against a state officer can be made in federal court through the artifice of an “individual capacity” suit against the pertinent state enforcement officer. Alden v. Maine, 527 U.S. 706, 757, 119 S.Ct. 2240, 144 L.Ed.2d 636 (1999) (“Even a suit for money damages may be prosecuted against a state officer in his individual capacity for unconstitutional or wrongful conduct fairly attributable to the officer himself, so long as the relief is sought not from the state treasury but from the officer personally.”). It is unclear in this forecasted context, however, what individual state official would be suitably involved in, for instance, the conduct of the repeal of the Securitization Act by the State. See infra note 166. Moreover, in such “individual capacity” lawsuits, a defendant enjoys absolute immunity from damages if his conduct can be characterized as “legislative” in character. Bogan v. Scott-Harris, 523 U.S. 44, 49, 118 S.Ct. 966, 140 L.Ed.2d 79 (1998) (legislative immunity from suit extends to actions of local officials taken within sphere of legitimate legislative activity). See infra page 37. Lower level “enforcement” officials, on the other hand, enjoy only “qualified immunity;” that is, they are immune from a damages claim in federal court unless their conduct amounts to a violation of a clearly established constitutional right and is otherwise objectively unreasonable. Harlow v. Fitzgerald, 457 U.S. 800, 818-19, 102 S.Ct. 2727, 73 L.Ed.2d 396 (1982). The only plausible cause of action pertaining to the Transaction to address such a violation with a damages remedy would be 42 U.S.C. § 1983, which sounds in tort for purposes of the sovereign immunity analysis. But it remains unclear whether or not § 1983 provides a cause of action to assert an alleged Federal Contract Clause claim in the first instance, or instead if recourse to § 1983 with respect to the Federal Contract Clause is limited to discrete instances where a state  has denied the opportunity to seek judicial adjudication.  Melancon, 703 F.3d at n.14.  Congress has not, however, abrogated the states’ sovereign immunity in federal court for claims arising under § 1983.  Hall, supra note 150, at 11. (Louisiana in any event cannot prevent a suit in state court under § 1983 by a sovereign immunity defense. Alden, 527 U.S. at 756.) However, given the character of the anticipated state action, the individual state actors very likely would be entitled to absolute immunity, as their conduct would be the exercise of legislative judgment, or at least qualified immunity. See Louisiana Farms v. Louisiana Dep’t of Wildlife and Fisheries, 95-845 (La. App. 3 Cir. 10/9/96), 685 So.2d 1086, 1092-99, writ denied, 97-0486, 97-0507 (La. 4/4/97), 692 So.2d 420, 422. See infra note 160. We also note the possible applicability of Louisiana’s discretionary function immunity statute, which protects state and municipal officers from liability when making policy or exercising discretionary functions. La. R.S. 9:2798.1; Commerce & Industry Ins. Co. v. Grinnell Corp., 280 F.3d 566, 570-72 (5th Cir. 2002); Blanchard v. Newton, 865 F.Supp.2d 709, 717 (M.D. La. 2012). Subsection B of the statute provides that “[l]iability shall not be imposed on public entities or their officers or employees based upon the exercise or performance or the failure to exercise or perform their policymaking or discretionary acts when such are within the course and scope of their lawful powers and duties.” Subsection A of La. R.S. 9:2798.1 defines the term “public entity,” and that definition includes “political subdivisions and the departments, offices, agencies, boards, commissions, instrumentalities, officers, officials, and employees of such political subdivisions.” See also Macro Oil Co., Inc. v. City of Breaux Bridge, 2012-932 (La. App. 3 Cir. 2/6/2012), 109 So.3d 956 (holding that City of Breaux Bridge’s denial of rezoning application was arbitrary and capricious but City immune from damages pursuant to La. R.S. 9:2798.1).

The City, including the Council, however, in contrast are not protected by Eleventh Amendment sovereign immunity. The United States Supreme Court stated in Mt. Healthy City School District Board of Education v. Doyle that “[t]he bar of the Eleventh Amended to suit in federal courts extents to States and state officials in appropriate circumstances … but does not extend to counties and similar municipal corporations.” 429 U.S. 274, 280 (1977) (citing Lincoln County v. Luning, 133 U.S. 529 (1890); Moor v. County of Alameda, 411 U.S. 693 (1973)) (internal citation omitted). See also Monell v. Dept. of Social Services of City of New York, 436 U.S. 658, 98 S.Ct. 2018, 56 L.Ed.2d 611 (1978) (“Our analysis … compels the conclusion that Congress did intend municipalities and other local government units to be included among those persons whom § 1983 applies. Local governing bodies, therefore can be sued directly under § 1983 for monetary, declaratory, or injunctive relief where, as here, the action that is alleged to be unconstitutional implements or executes a policy statement, ordinance, regulation, or decision officially adopted or promulgated by that body’s officers.”); Abusaid v. Hillsborough County Board of County Commissioners, 405 F.3d 1298 (11th Cir. 2005) (holding that county was not entitled to Eleventh Amendment immunity); Vogt v. Board of Comm’rs of Orleans Levee District, 294 F.3d 864 (5th Cir. 2002) (Louisiana political subdivision not immune under Eleventh Amendment from Federal Takings Claim); Sonnenfeld v. Denver, 100 F.3d 744 (10th Cir. 1996) (holding that although City of Denver may be carrying out state policy in building an airport, as a state constitutionally created home rule city, Denver is not entitled to Eleventh Amendment immunity). The Financing Order in Ordering Paragraph 51 as part of the Council Pledge prohibits any cause or right of action for damages against the individual Council members in reliance thereon. As local officials, Council members can be sued for damages in both their official and individual (personal) capacities (insofar as sovereign immunity goes). Both local governments and city and county officers are persons for purposes of 42 U.S.C. § 1983 claims for monetary damages. Monell v. New York City Dept. of Social Services, 436 U.S. 658, 98 S. Ct. 2018, 56 L.Ed.2d 611 (1978).
This jurisdictional bar of sovereign immunity, however, can be circumvented through use of the legal fiction set forth in Ex Parte Young. 209 U.S. 123, 28 S.Ct. 441, 52 L.Ed. 714 (1908). Under the Ex Parte Young “exception” to the Eleventh Amendment, a state officer may be sued in his official capacity in federal court as long as the relief sought is prospective only, i.e., declaratory and injunctive relief, Mayfield v. Texas Dept. of Criminal Justice, No. 06-50490, 529 F. 3d 599 (5th Cir. May 30, 2008). Conversely, a federal court is without jurisdiction to impose a damages award upon any state agency or department for any past violation of federal law, including any unconstitutional “taking” or “impairment of contracts.” See Hutto v. South Carolina Retirement System, 773 F.3d 536, 549 (4th Cir. 2014); DLX, Inc. v. Kentucky, 381 F.3d 511, 526-28 (6th Cir. 2004) (discussing issue); Seven Up Pete Venture v. Schweitzer, 2008 WL 1776530, 523 F.3d 948 (9th Cir. April 21, 2008); Blanchard v. Newton, 865 F.Supp. 2d 709, 715 (M.D. La. 2012). and provided that the complaint alleges an ongoing violation of federal law. Verizon Maryland, Inc. v. Public Service Comm’n of Maryland, 535 U.S. 635, 645, 122 S.Ct. 1753, 152 L.Ed.2d 871 (2002) (noting Ex Parte Young was a suit against state regulatory commissioners to enjoin a commission order requiring a reduction in rates); State Employees Bargaining Agent Coalition v. Rowland, No. 06-0616, 2007 WL 1976148 (2nd Cir. 2007); ACLU Foundation of Louisiana v. Blanco, 523 F.Supp 2d 476 (E.D. La. 2007). But see infra note 166.
In addition to sovereign immunity, the jurisdiction bar of legislative immunity from suit also is applicable here. It is well established that state legislators acting within the scope of their legislative duties are immune from civil suits for damages. Given the character of the anticipated State or City action under discussion, the individual State or City actors very likely also would be entitled to absolute immunity, as their conduct would be the exercise of state or local legislative judgment, or at least qualified immunity. See Hall, supra note 150, at 14; Louisiana Farms v. Louisiana Dep’t of Wildlife and Fisheries, 95-845 (La. App. 3 Cir. 10/9/96), 685 So.2d 1086, 1092-99, writ denied, 97-0486, 97-0507 (La. 4/4/97), 692 So.2d 420, 422. This legislative immunity doctrine bars claims for damages against the Council members as well as state legislators in their individual (personal) capacities. Sable v. Meyers, 563 F.3d 1120 (10th Cir. 2009) (applying legislative immunity to City Council members as to their decision to proceed with condemnation action); Parish of Jefferson v. SFS Construction Group, Inc., 01-1118 La. App. 5th Cir. 2/13/02), 812 So.2d 103 (dismissing claim against parish councilman based on legislative immunity). State and local legislators are entitled to absolute immunity from 42 USC §1983 liability for all actions characterized as legislative. See supra notes 12, 25, 74, 97, 135, and 154. Legislative immunity applies to legislators sued in their individual capacities, not to the legislative body itself. Sable v. Myers, 563 F.3d 1120, 1123 (10th Cir. 2009); Minton v. St. Bernard Parish Sch. Bd., 803 F.2d 129, 133 (5th Cir. 1986). Indeed, legislative immunity not only shields state and local legislators from damages suit (not a mere defense to liability), but as to state legislators bars not only claims for damages but further may also apply to bar claims for injunctive relief brought against state officials in their official capacities otherwise allowed under the Ex Parte Young exception to sovereign immunity. Community House, Inc. v. City of Boise, Idaho, 623 F.3d 945, 959 (9th Cir. 2010) (“the importance of absolute legislative immunity to our system of government cannot be overstated”, 623 F.3d at 964); State Employees Bargaining Agent Coalition v. Rowland, No. 06-0616, 2007 WL 1976148, 494 F.3d 71 (2nd Cir. 2007); Hall, supra note 150, at 14-15 (holding state officials with functionally legislative duties have absolute legislative immunity against injunctive as well as damage suits in their official capacities, in addition to immunity from damages claims in their individual personal capacities, and discussing the arguably contradictory precedents).
While as noted the individual Council members likely have absolute legislative immunity in their individual capacities, because as stated above the City does not have Eleventh Amendment immunity, a suit against senior City officers (in their official capacities) charged with enforcing Council actions, seeking declaratory and injunctive relief to remedy violations of the Federal Contract Clause and Federal Takings Clause might be maintained in federal court. See supra note 155. In addition, as to any action taken by the Louisiana Legislature, while the Legislature itself would be immune from suit in federal court under sovereign immunity, a suit for prospective injunctive relief against violations of the federal constitution might be maintained in federal court under the Ex Parte Young exception against any state executive branch officer (if any exists in this context) The Ex Parte Young exception to the Eleventh Amendment applies only where the party defendant in a suit to enjoin the enforcement of an act alleged to be unconstitutional has some connection with the enforcement of the act or is specifically charged with the duty to enforce the statute and is threatening to exercise that duty. Hall, supra note 150, at 12. Thus, a governor cannot be enjoined by virtue of his general duty to enforce the laws, and an attorney general cannot be enjoined where he has no specific statutory authority to enforce the statue at issue. Hutto v. South Carolina Retirement Systems, 773 F.3d 536, 550 (4th Cir. 2014). charged with enforcement of the legislative action. Verizon Maryland, Inc. v. Public Service Comm’n of Maryland, 535 U.S. 635, 645-46, 122 S.Ct. 1753, 1760-61 (2002); Keystone Bituminous Coal Assoc. v. DeBenedictis, 480 U.S. 470, 107 S.Ct. 1232, 94 L.Ed.2d 472 (1987) (suit under Federal Takings Clause and Federal Contract Clause seeking to enjoin Pennsylvania officer from enforcing allegedly unconstitutional state statute); Lipscomb v. Columbus Municipal Separate School District; 269 F.3d 494 (5th Cir. 2001) (“Lipscomb”). In order to obtain injunctive relief, the plaintiff must show that enforcement of the unconstitutional legislation is imminent. Morales v. TWA, 504 U.S. 374, 381 (1992). The provision of injunctive relief would be subject to judicial discretion, and would require a showing that (1) immediate and irreparable harm would occur if the injunction does not issue, (2) the claim for relief is based upon an established legal right, (3) there is no adequate remedy at law, and (4) the equities preponderate in favor of the moving party. Also in the court's discretion, declaratory relief might be available. 28 U.S.C. § 2201; Wilton v. Sevin Falls Co., 515 U.S. 277, 282-283 (1995). As noted above, supra note 154, the availability of injunctive and declaratory relief might be limited where the State's actions constitute an unconstitutional taking, or merely a breach of contract (as opposed to an impairment of contract), for which the aggrieved party can recoup money damages at law. Furthermore, federal courts have found that a delay in the receipt of payments until final judgment is not the type of “irreparable harm” which justifies a preliminary injunction, absent special countervailing circumstances such as the possibility that such delay could result in the claimant’s insolvency or the closure of the claimant’s business. See, e.g., Roland Mach. Co. v. Dresser Indus., Inc., 749 F.2d 380, 386 and n.1 (7th Cir. 1984); Melancon, 703 F.3d at 279; cf Ridgely v. Federal Emergency Management Agency, No. 07-30615, 2008 WL 54799, 512 F.3d 727 (5th Cir. Jan. 4, 2008) (discussing standards for injunction in due process claim and requiring that government’s procedures be constitutionally inadequate); Janvey v. Alguire, 647 F.3d 585, 600 (5th Cir. 2011) (noting a remedy at law is inadequate if legal redress may be obtained only by pursuing a multiplicity of actions).
However, a suit in federal district court seeking an injunction or declaratory relief, especially with respect to Council action, before appeal proceedings in Louisiana state courts are final would cause such prospective challenge to be questioned as undue interference with state proceedings and thus appropriate for federal court abstention. NOPSI, 491 U.S. at 359 (“thus, there are some classes of cases in which the withholding of authorized equitable relief because of undue interference with state proceedings is the normal thing to do.”) (internal quotation marks and citation omitted). See State of Louisiana v. All Property and Casualty Insurance Carriers Authorized and Licensed to do Business in the State of Louisiana, No. 06-519 (M.D. La. Aug. 17, 2006) (order granting remand to state court). One type of federal court abstention that would be applicable is referred to as “Burford abstention” after the seminal case of Burford v. Sun Oil Co. 319 U.S. 315 (1943) (“Burford”); Occidental Chemical Corp. v. LPSC, 494 F.Supp 2d 401, 414 (M.D. La. 2007). “Where timely and adequate state‑court review is available, a federal court sitting in equity must decline to interfere with the proceedings or orders of state administrative agencies: (1) when there are difficult questions of state law bearing on policy problems of substantial public import whose importance transcends the result and the case then at bar or (2) where the exercise of federal review of the question in the case and in similar cases would be disruptive of state efforts to establish a coherent policy with respect to a matter of substantial public concern.” NOPSI, 491 U.S. at 361 (internal quotation marks omitted, quoting Colorado River Water Conservation District v. U.S., 424 U.S. 800, at 814 (1976)). There is a significant possibility that a federal district court would decide to abstain from deciding constitutional claims of the Bondholders in favor of the Louisiana state court appeal process, particularly with reference to action by the Council. First, although the claims address federal constitutional violations, the case itself is of minimal federal significance; no comprehensive federal scheme is involved, and the constitutional violations arise from the impairment or deprivation of state-derived property rights, specifically, those rights recognized by the Securitization Act. Compare Burford, 319 U.S. at 331 (claim that Texas oil and gas regulations deprived plaintiffs of due process was of minimal federal importance). Second, Louisiana provides a timely and adequate system of judicial review of Council orders through a single district court, and then to Louisiana’s appellate courts. Compare Alabama Pub. Serv. Comm’n v. Southern R. Co., 341 U.S. 341, 71 S.Ct. 762, 95 L.Ed. 1002 (1951) (finding Burford abstention appropriate where state provided statutory right of appeal to single court, and appellate court had power to review and set aside any commission order). See infra notes 190-191. Third, federal review would extend beyond the four corners of the Council order, and would have to include the Transaction Documents, related documents, and state constitutional law, to determine whether the factors to be considered warrant a conclusion that the federal constitution was violated. Contrast NOPSI, 491 U.S. at 363 (“[N]o inquiry beyond the four corners of the Council’s retail rate order is needed to determine whether it is facially pre-empted by FERC’s allocative decree and relevant provisions of the Federal Power Act.”). Finally, because the relief requested would of necessity require the federal court to countermand the decision of the Council, charged with balancing the interests of the public and utilities in exercising its regulatory/ratemaking function, in favor of third parties (the Bondholders), federal adjudication could be considered to “unduly intrude into the processes of state government or undermine the state’s ability to maintain desired uniformity” of treatment of its citizens who are customers of various utilities. Id., at 363. Under such circumstances, there is a significant possibility that a federal district court would abstain from adjudicating the matter in favor of the state court system of administrative/judicial review. Note the Insurance Carriers case discussed above followed a remand to state court by the federal district court after a hearing, following removal by one defendant insurance company of the state court declaratory judgment suit. See supra note 170.
If Louisiana legislation did allegedly violate the Federal or Louisiana Contract Clauses, then the Bondholders also could file suit for injunction in a Louisiana state district court as an exercise of original jurisdiction, the traditional mode of challenging unconstitutional legislative acts. See Pope v. State of Louisiana, 1999-2559 (La. 6/29/01), 792 So.2d 713. Marine Shale Processors, Inc. v. State of Louisiana, Department of Environmental Quality, 551 So.2d 643 (La. App. 1 Cir. 1989), cert. denied, 553 So.2d 465 (La. 1989), overruled on other grounds by Matter of American Waste and Pollution Control Co., 580 So.2d 392 (La. App. 1 Cir. 3/11/91), reversed 588 So.2d 367 (La. 1991). Louisiana courts have recognized that it is a constitutional and proper exercise of a state district court’s original jurisdiction to issue preliminary and permanent injunctions to enjoin state officers from violating the United States and Louisiana constitutions. See Star Enterprise v. State through Department of Revenue, 95-1980 (La. App. 1 Cir. 6/28/96), 676 So.2d 827, 833, writ denied, 96-1983 (La. 3/14/97), 689 So.2d 1383. Louisiana state courts also have jurisdiction for declaratory judgments. La. Code Civ. Proc. art. 1871. Louisiana state courts describe the factors a court must consider before issuing an injunction as whether the party shows (1) that the injury or loss it will suffer is irreparable, (2) that it is entitled to the relief sought, and (3) it is likely to prevail on the merits. La. Code Civ. Proc. art. 3601. See also Louisiana Granite Yard Inc. v. LA Granite Countertops, LLC, 45,482 (La. App. 2 Cir. 8/18/10), 47 So.3d 573, 581; Denta-Max v. MaxiCare Louisiana, Inc., 95-2128 (La. App. 4 Cir. 3/14/96), 671 So.2d 995 (same). Any subsequent legislative enactment modifying the Securitization Act or the Transaction will be presumed to be constitutional and the party challenging the validity of the statute will have the burden of overcoming that firmly established presumption by proving it is unconstitutional. Krielow v. Louisiana Dept. of Agriculture,

2013-1106 (La. 10/15/13), 125 So.3d 384, at 388; Insurance Carriers, 937 So.2d at 319; Usery v. Turner Elkhorn Mining Co., 428 U.S. 1, 15 (1976); cf. National R.R., 470 U.S. at 463. See also United Automobile, Aerospace, Agricultural Implement Workers of America International Union v. Fortuño, 633 F.3d 37 (1st Cir. 2011) (holding that even if the state is alleged to have impaired a public contract to which it is a party, the plaintiff has the burden to prove that the impairment was not reasonable and necessary to serve an important government purpose, otherwise governments would be forced to endure costly discovery each time a plaintiff advanced a plausible allegation of a substantial impairment). Compare supra notes 113 and 128.
Additionally, if a Council supplemental order did allegedly violate the Federal or Louisiana Contract Clauses, the Louisiana Supreme Court has specifically recognized, in an equivalent context, the authority of a state district court having appellate jurisdiction over a LPSC order to entertain a petition for preliminary injunctive relief and to preliminarily enjoin the order under review, where such injunction is necessary to avoid irreparable injury or enjoin a constitutional violation. South Central Bell Telephone Company v. LPSC, 555 So.2d 1370 (La. 1990) (“SCB”) Significantly, preliminary injunctive relief is recognized as particularly useful in a rate decrease case initiated by the LPSC. Id. at 1373; see also Entergy Gulf States, Inc. v. LPSC, 730 So.2d 890, 897 (La. 1999). Louisiana state courts normally entertain suits seeking injunctive relief against a city or other political subdivision for constitutional violations. See Phillips’ Bar & Restaurant, Inc. v. City of New Orleans, 2012-1396 (La. App. 4 Cir. 4/24/13), 116 So.2d 92 (analyzing whether to issue injunction against City of New Orleans for alleged violation of property right); St. Raymond v. City of New Orleans, 1999-2438 (La. App. 4 Cir. 5/17/00), 769 So.2d 562 (same); Kruger v. Garden District Association, 2000-1135 (La. App. 4 Cir. 1/17/01), 779 So.2d 986 (reversing injunction issued against special taxing district); West Central Louisiana Entertainment, Inc. v. City of Leesville, 594 So.2d 973 (La. App. 3 Cir. 1992) (analyzing whether to plaintiff entitled to injunction against city for violation United States and Louisiana constitution). The Louisiana Supreme Court also stated that a showing of irreparable injury is not necessary when the deprivation of a constitutional right is involved. SCB, 555 So.2d at 1373 (“when a violation of state property guarantees is shown, a court may enjoin the constitutional violation”). Accord Jurisich v. Jenkins, 749 So.2d 597, 599 (La. 1999); Zeringue v. St. James Parish School Board, 130 So.3d 356, 359 (La. App. 5th Cir. 2013) (entitled to injunctive relief without the requisite showing of irreparable injury when the conduct sought to be restrained is unconstitutional).  This exception to the irreparable harm requirement applies only when the injunction sought is prohibitory; not mandatory.  Yokum v. Pat O’Brien’s Bar, 99 So.3d 74, 81 (La. App. 4th Cir. 2012). There is federal jurisprudence that concurs. See Overstreet v. Lexington - Fayette Urban County Gov’t, 305 F.3d 566, 578 (6th Cir. 2002). The breadth of that assertion has been challenged, however. Kruger v. Garden District Association, 779 So.2d 986 (La. App. 4th Cir. 2001) (“we take a restrictive review of this judicially created exception” to the need of showing irreparable injury, perhaps limiting exception to vested “state property” rights).
It would be advisable for Bondholders to intervene and raise any constitutional issues as an intervenor in the Council's proceedings involving any supplemental order pertaining to the Financing Order. Lowenburg v. Entergy New Orleans, Inc., 763 So.2d 751 (La. App. 4th Circ. 2000) (ENO’s customers’ class action alleging overcharges dismissed for lack of subject matter jurisdiction due to Council’s original jurisdiction over matters involving regulation of utility rates); In re Entergy New Orleans, Inc., 05-17697, 353 B.R. 474; 482 (E.D. La. 10/13/2006) (the cases decided by Louisiana state courts with respect to the jurisdictional powers of the LPSC can also be applied to the jurisdiction of the Council; class certification denied to the Lowenburg plaintiffs in deference to Council administrative proceeding and state court appeals). See supra note 12 and infra notes 176-177. The Securitization Act specifies that challenges involving legal rights affected by the Council orders within the scope of the Securitization Act are to be heard, as an exercise of appellate jurisdiction, by the same district court in Orleans Parish that would otherwise review Council orders. La. R.S. 45:1228(H). Cf. Opelousas, supra note 15 (reimbursement claim for alleged overcharges including storm restoration charges under a different but similar Louisiana securitization statute to the Securitization Act is a rate case subject to the LPSC’s original jurisdiction); Daily Advertiser v. Trans-La (A Division of Atmos Energy Corp.), 612 So.2d 7, 12 (La. 1993) (antitrust, contract, breach of fiduciary duty and fraud claims that concerned manipulation of fuel adjustment clauses fell within original jurisdiction of LPSC, and district court had no original jurisdiction over such claims); CLECO v. LPSC, 601 So.2d 1383, 1386 (La. 1992) (discussing jurisdictional divide between district court and LPSC adjudicatory jurisdiction).; Louisiana Power & Light v. LPSC, 343 So.2d 1040, 1042 (La. 1977) (“LP&L”) (discussing requirement to contest validity of LPSC action before LPSC).

The Constitutional Claims on Direct Review
An order by the Council that rescinds or amends the Financing Order or otherwise creates an impairment or taking will be subject, as discussed above, to a right of appeal to Louisiana state courts. This right of appeal is provided in the Securitization Act to aggrieved parties and intervenors before the Council to the state district court in Orleans Parish. La. R.S. 45:1228(H). See La. Const. Art. V, Sec. 16(B); see also supra notes 147 and 174. The Home Rule Charter similarly provides to any party in interest a right to appeal to that same court. Home Rule Charter Sec. 3-130(7). The New Orleans Municipal Code in Sections 158-286 and 287 refers to party actually in interest, classified as applicants, protestants, petitioners, complainants, responders and intervenors. See supra note 146. Appeals from Orleans Parish Civil District Court normally are taken to the Louisiana Fourth Circuit Court of Appeal, La. Const. Art. V, Sec. 10(A); La. R.S. 13:312(4). with discretionary ENO has asserted in litigation that any party aggrieved by an order of the Council exercising regulatory authority over public utilities or by the decision of a lower court reviewing such order, should have a right of appeal to the Louisiana Supreme Court, just as 1974 Louisiana Constitution Article IV, Section 21(E) provides for a right of direct appeal from district court to the Louisiana Supreme Court with respect to orders of the LPSC (skipping the court of appeals). Reply Brief for Appellate, Entergy New Orleans, Inc., Gordon, supra note 4. The Home Rule Charter is silent as to the next level of appellate review (after the district court). See supra note 149. review by the Louisiana Supreme Court. Appellate jurisdiction of Louisiana courts of appeal and the Louisiana Supreme Court extends to both the law and the facts. La. Const. Art. V. Sec. 5(C) and Sec. 10(B); Louisiana Power & Light Co. v. LPSC, 237 So.2d 673, 675 (La. 1970).
As also discussed above, the Louisiana Supreme Court has established that the standard of judicial review of Council utility regulatory and ratemaking orders is equivalent to the deferential standard of judicial review of LPSC orders. Supra note 22. First, there is a presumption that LPSC orders are legal and proper, and it is the burden of the party attacking an LPSC order to prove that it is defective. Gordon, 9 So.3d 63, 72 (La. 2009); Global Tel* Link, 707 So. 2d at 33-34; LP&L, 343 So.2d at 1044. The Louisiana Supreme Court has summarized this deferential standard of review by observing that “an order of the [LPSC] should not be overturned on review unless it is arbitrary, capricious, abusive of its authority, or not reasonably based upon the evidence presented”. Gordon, 9 So.3d at 72; Charles Hopkins DBA Old River Water Company v. LPSC, 2010-CA-0255, 41 So.3d 479 (La. 5/19/2010) (“Old River”); Washington St. Tammany Electric Coop. v. LPSC, 959 So.2d 450, 455 (La. 2007); Eagle Water, Inc. v. LPSC, 947 So.2d 28, 33 (La. 2007); Voicestream, 943 So.2d 349, 358 (La. 2006); Entergy Gulf States, Inc. v. LPSC, 730 So.2d 890, 897 (La. 1999). The proper standard of review similarly mandates that the Council’s decision be upheld unless it is arbitrary and capricious. Alliance for Affordable Energy v. Council of City of New Orleans, 677 So.2d 424, 434 (La. 1996). However, the LPSC is not entitled to deference in its interpretation of legislative statutes and judicial decisions. Gordon, 9 So.3d at 72; Citgo Petroleum v. LPSC, 815 So.2d 19, 23 (La. 2002); Washington - St. Tammany Electrical Coop. v. LPSC, 671 So.2d 908, 912 (La. 1996). Compare supra note 21. Also, when a LPSC order adopts an agreement (a joint proposal by LPSC Staff and a utility) between a utility and the LPSC, the court cannot unjustifiably disregard the parties' intentions or the plain language of the agreement to uphold the LPSC's later interpretation of the initial order, in contrast to the normal deference accorded to the LPSC's interpretation of its own past orders. Entergy Gulf States v. LPSC, 766 So.2d 521, 527 (La. 2000); Entergy Gulf States, Inc. v. LPSC, 730 So.2d 890, 897-98 (La. 1999). As both the LPSC and the Council are regulators of public utilities and experts in their knowledge of that field, the Louisiana Supreme Court has established the same standard of judicial review to the Council as to the LPSC. Supra note 22. Because there are many more Louisiana cases involving the LPSC, our discussion will continue with reference to those LPSC decisions. See Gordon, 9 So.3d at 72.
Despite this general deferential standard, the Louisiana Supreme Court has, in a series of decisions, demonstrated a willingness to overturn LPSC actions that unreasonably impinge the property rights of third parties. These decisions have in large measure applied a general rule of reasonableness. Global Tel* Link, 707 So.2d at 33 (a LPSC order is arbitrary and capricious only when the record does not and could not reasonably support its findings); Old River, supra at note 194, at 5 (same); GSU, infra at note 214, at 1264 (unreasonable LPSC order); Central Louisiana Electric Company v. Louisiana Public Service Commission, 373 So.2d 123, 132 (La. 1979) (same effect); Railway Express Agency v. Louisiana Public Service Commission, 145 So.2d 18, 33 (La. 1962) (where the findings and conclusions of the LPSC do not conform to the law and are not supported by the evidence -- so that the order of the LPSC is unreasonable -- the court may reverse or vacate the LPSC's order). See also, Eagle Water, Inc. v. LPSC, 947 So. 2d 28, 33 n.4 (La. 2007) (vacating LPSC order as arbitrary and capricious because record evidence necessary to support decision absent). As discussed below in detail, these decisions on reasonableness are influenced by the consideration of whether an unconstitutional impairment or taking has occurred, but subsume the constitutional analysis into the concept of reasonableness. In part, this style of analysis derives from the jurisprudential balance regarding the state's police power, as “the police power extends only to measures that are reasonable”. Morial v. Smith & Wesson Corp., 785 So.2d 1, 17-18 (La. 2001). Similarly, the concluding inquiry of the analysis of a Federal Contract Clause case under the Energy Reserves test ends with the court's judgment as to the reasonableness of the governmental action. The Louisiana Supreme Court’s apparent difference in language in its line of cases reviewing LPSC actions on appeal by emphasis on “unreasonableness” in practice reflects, explicit or not, the fourth step of the Energy Reserves test as to whether the challenged legislation is based upon “reasonable” conditions and is of “appropriate” character (not requiring “necessity”). Further, an exercise of the state's police power “does not justify an interference with constitutional rights which is entirely out of proportion to any benefit redounding to the public”. Id. at 15. Compare Standard Oil Co. of Louisiana v. LPSC, 97 So. 859, 864 (La. 1923) (in those extreme cases in which some fundamental right is invaded or denied, the courts may intervene to comply a recognition of constitutional guarantees). Thus the Louisiana Supreme Court's standard of review of LPSC actions incorporates the constitutional principles involved in the Contract Clause and Takings Clauses jurisprudence, regardless of whether the Court's opinion contains an express enumeration of the traditional constitutional analysis.
An important case illustrating this combination of analyses is Louisiana Gas Service Co. v. LPSC. 162 So.2d 555 (La. 1964) (“Louisiana Gas Service”). The case arose out of a contract between the Town of Arcadia and a water company wherein the town asked the water company to construct facilities for industry the town was trying to attract. The water company and the town then jointly applied for and received from the LPSC an increase in the water rates charged to the citizens of the town, as such increase was needed to finance the new construction. Subsequently, however, some residents of the town complained, and the town went back to the LPSC and requested that the rates be lowered. The LPSC lowered the rates, and the water company appealed. The Louisiana Supreme Court, in the first instance, found that the town had breached its contract with the water company. Then, the Louisiana Supreme Court went on to address the LPSC’s order:
We are cognizant that under its powers . . . the [LPSC] was not inhibited from acting in the public interest; it was not bound by the contract between the Water Company and the Town of Arcadia. However, the Commission’s action in reducing the water rates to be paid by the citizens of the Town of Arcadia - provoked at the instance of some citizens - and causing the violation of the obligation of contract was unreasonable and is subject to reversal.
* * * * *
The final order of the Commission . . . had the effect of bringing about an annual loss of $13,500.00 to the Water Company . . . . The Water Company was precluded from securing the minimum $28,500.00 additional revenue required after it had expended and parted with $116,000.00 for expansion. We find that the final action of the [LPSC] was unreasonable and arbitrary and constituted an abuse of power subject to reversal by the court. Id. at 564 (citations omitted) (emphasis added).
The Louisiana Supreme Court expressly noted in Louisiana Gas Service that “the present suit is not in a real sense a rate case . . . . Here, we are concerned with a contractual obligation, and a determination must be made as to whether such obligation was impaired, and if so whether it could have been impaired.” Id. at 562. The Louisiana Supreme Court's analysis in Louisiana Gas Service initially begins with the Louisiana Contract Clause (under the Louisiana Constitution of 1921) and the well-recognized principle that “the rate-making power, whether exercised by agreement or by the fiat of law, is within the police power of the state as one of the state's highest attributes of sovereignty, and that his power can never be abridged nor irrevocably surrendered where there is, as in this state, constitutional inhibition.” Id. at 563 (citations omitted). See supra notes 29 and 133. Nonetheless, “[t]hough the obligation of contracts must yield to the proper exercise of the police power, and vested [contract] rights cannot inhibit the proper exertion of the power, it must be exercised for an end which is in fact public and the means adopted must be reasonably adapted to the accomplishment of that end and must not be arbitrary or oppressive.” Id. The Louisiana Supreme Court expressly found that the contract existed and was impaired. Nonetheless, as noted above, the Louisiana Supreme Court's ultimate holding in vacating the LPSC's order was based on the conclusion that the LPSC's action in reducing rates was unreasonable.
The Louisiana Supreme Court took the same approach of merging the constitutional analysis into the reasonableness analysis under the judicial review of LPSC orders in Conoco, Inc. v. LPSC. 520 So.2d 404 (La. 1988) (“Conoco”). In Conoco, an oil company helped to finance the construction of a pipeline in return for the pipeline company’s promise that the oil company, as a shipper on the pipeline, would be charged a set fee. The LPSC, however, ordered that the oil company pay a fee higher than the agreed-upon fee, namely the same fee charged to all other oil companies who used the pipeline. The oil company appealed the order.
The Louisiana Supreme Court began by noting that any person entering into contracts with a public utility is subject to the uncertainty of regulatory authority, and specifically noted that Louisiana’s constitutional prohibition against the impairment of contracts does not vary this precept. Id. at 407. However, the Louisiana Supreme Court went on, citing the Louisiana Takings, Contract, and Due Process Clauses, to opine that just because the LPSC had the authority to fix the pipeline fees “does not mean the [LPSC] is free to change the rates without carefully considering whether such a change deprives Conoco of due process and whether such a change is necessary to promote public good.” Id. at 408. Thus, the Louisiana Supreme Court held that “[a] valid contract cannot be modified by the [LPSC] without a clear finding that the abrogation is exercised for a public end and is reasonably necessary to the accomplishment of that end.” Id. at 409. As the LPSC had not made the required findings, the Louisiana Supreme Court reversed and remanded.
The Louisiana Supreme Court framed the ratemaking case in Conoco as presenting two issues: first, whether the contract is impaired by the tariff, and second, if the contract is impaired, should the contract yield to the LPSC’s order, presenting a conflict between the police power of the State to regulate public utilities and the constitutional restrictions against the impairment of obligations. Although contractual obligations must yield to the ratemaking power of the State when the public interest requires it, the constitutional restrictions against the impairment of obligations require that contracts not be abrogated without careful consideration of all the circumstances and a clear showing that the public interest requires it. The ratemaking power should yield to valid contracts whenever that is possible and consistent with the public good. Id. at 407. The Louisiana Supreme Court's concluding analysis again returned to the reasonableness standard:
Nevertheless, the fact that contracts may be adjusted in appropriate circumstances does not mean that it is always proper to do so. Though the obligations of contracts must yield to a proper exercise of the police power, that power must be exercised for an end which is in fact public, and the means must be reasonably adapted to the accomplishment of that end and must not be arbitrary or oppressive. Moreover, the [LPSC's] power and authority to fix rates is limited always by due process concerns. Property, including obligations under valid contracts, cannot be taken without due process. . . . [The LPSC's] rationale has some merit to it, but unfortunately it is flawed because it leaves out a crucial component of the calculation. That component is Conoco's constitutional rights to its property and right not to have its contract impaired absent necessity. . . . [W]e also hold the rate-making aspect of the police power is limited by restrictions against impairing contracts. A valid contract cannot be modified by the [LPSC] without a clear finding that the abrogation is exercised for a public end and is reasonably necessary to the accomplishment of that end. In the case at hand, we find that the [LPSC] failed to consider whether [the oil company] has received just compensation for its role in constructing the pipeline. Id. at 408-409 (emphasis added).
The Louisiana Supreme Court's holding was to vacate the LPSC's order because the LPSC acted unreasonably and arbitrarily, under the standard that there was an absence of a clear finding by the LPSC that the abrogation of Conoco's contract was exercised for public end and was reasonably necessary to the accomplishment of that end. Id. at 409.
In Gulf States Utilities Company v. Louisiana Public Service Commission, 633 So.2d 1258 (La. 1994) (“GSU”). the Court summarized its impairment of contract jurisprudence as applied to the LPSC's ratemaking powers. In a ratemaking case, a utility's fuel adjustment clause was modified. The Louisiana Supreme Court began by noting that the LPSC's constitutional jurisdiction affords broad, independent and regulatory powers over public utilities. Citing Conoco and Louisiana Gas Service, the proper exercise of police power was presented as the power to regulate reasonably the actions of its citizens in order to protect or promote the public welfare. Contracts may not be abrogated by the exercise of police power unless it is for public end and the result is reasonably adapted to that end with careful consideration of all circumstances and a clear showing that the public interest requires such abrogation. Finally, the means by which a contract is impaired pursuant to state powers must not be arbitrary, unreasonable or oppressive. Id. at 1258-59 (citations omitted). In reinstating the modification order by the LPSC, the Louisiana Supreme Court distinguished Louisiana Gas Service as vastly different:
In that case the [LPSC] approved new rates which were expressly designed to provide revenues for specific capital improvement that the parties then constructed in reliance on the revenues. The LPSC's subsequent disallowance of the rate increase constituted detriment to the parties and was an arbitrary and unreasonable abuse of power. Id. at 1264 (emphasis added).
We particularly note that the Louisiana Supreme Court, although it expressly decided Conoco in light of the Louisiana Contract Clause, did not give the LPSC order under review the extreme deference that the precedents suggest is owed to the government’s action when a Federal or Louisiana Contract Clause claim is adjudicated. Rather, Conoco sets forth a heavy burden for the LPSC to meet in entering orders that “modify” (not “substantially impair”) contractual obligations. When Conoco is read in tandem with Louisiana Gas Service, the resulting principle is that in the narrow context of judicial review of LPSC orders, property rights and related constitutional protections are incorporated into the “reasonableness” review of the courts, rather than analyzed in light of the particular limitations of the separate and distinct claims for constitutional violations. Again, federal and state court jurisprudence under the Federal Contract Clause and the Louisiana Contract Clause asks only whether the challenged legislature action is appropriate and reasonable.

Subsequently, the Louisiana Supreme Court applied this principle in Bowie v. LPSC. 627 So.2d 164 (La. 1993), supra note 9. Bowie involved the application of an LPSC rule, which restricted the merger by or transfer of assets of a utility, to a transfer of stock in the utility. The Louisiana Supreme Court, after finding that the subject matter of the rule fell within the constitutional jurisdiction of the LPSC to regulate utilities, nonetheless interpreted the rule more narrowly than had the LPSC, and based upon this interpretation found it inapplicable to the case before the bar. The Louisiana Supreme Court cited two reasons for declining to defer to the LPSC’s construction of its own rule: “First, because the [LPSC]’s action infringes to some extent upon the stock owner’s rights to contract and to dispose of their private property, the rule must be strictly construed and only applications plainly warranted by its language may be made;” and “[s]econd, even if the rules could be interpreted to apply to transfers of closely held corporate stock, under the circumstances of the present case the [LPSC]’s orders depriving such persons of the right to dispose of private property would constitute arbitrary action and a violation of the guarantees of due process.” Id. at 169.
Thus Bowie, like Louisiana Gas Service and Conoco, clearly states that protection of private property, due process, and similar constitutional concerns are part of the judicial review process where LPSC orders are concerned. More importantly, Bowie is a demonstration that the deference accorded legislative pronouncements under Federal and Louisiana Contract Clause analyses has not been applied by the Louisiana Supreme Court on direct review of an LPSC action.
Again, we emphasize that the Louisiana Supreme Court has explicitly ruled that it applies the same standard of review to the Council regarding its utility and ratemaking authority as the Louisiana Supreme Court does to the LPSC. Gordon, 9 So.3d at 72, 83; supra notes 22 and 198.
The Council acknowledges in Ordering Paragraph 51 of the Financing Order that it would be unreasonable, arbitrary and capricious for the Council to take any action contrary to the covenant and pledge set forth in the Financing Order after issuance of the Bonds.
Conclusion
The outcome of any claim that an otherwise proper exercise by the State of Louisiana's police power that interferes with the value of the Storm Recovery Property is an unconstitutional impairment or taking and is unreasonable, arbitrary, capricious and an abuse of authority would likely depend on multiple factors, such as the state interest furthered by that interference, the extent of financial loss to Bondholders caused by that interference, and the extent to which courts would consider that Bondholders had a reasonable expectation that changes in government policy, statutes and orders would not interfere with their investment. In our view, the most important determination will be whether the reserved powers doctrine invalidates the Pledges. Louisiana is not unique in this regard. The reserved powers doctrine is equally critical to this issue regarding subsequent action by a state legislature harmful to securitization transactions in other states. The Financing Order provides in Conclusion of Law Paragraph 4 that the Council has authority to approve the Financing Order under the Securitization Act and the Council’s plenary power and exclusive regulatory and rate making authority over ENO under the Home Rule Charter and the Louisiana Constitution. The State having intended to bind itself irrevocably for the term of the Bonds by the Pledges, was it valid for the State to do so?
Reserved Powers Doctrine
The reserved powers doctrine as applied to the Pledges and the Transaction requires an initial inquiry concerning the ability of the State of Louisiana (through the Legislature) and its political subdivision the City (through the Council) to enter into agreements that limit its (respective) power to act in the future. The reserved powers doctrine has long established that a State is without power to enter into binding contracts forbidding the exercise of its police power in the future. U. S. Trust, 431 U.S. at 23-24; United

Healthcare Ins. Co. v. Davis, 2010 WL 1223577 at n.7 (5th Cir. (La.), Mar 31, 2010) (No. 08-30001), 602 F.3d 618; State ex rel. Porterie v. Walmsley, 162 So. 826, 837 (La. 1935). See supra pages 24-25 and 30-31. It has also been long recognized that attempts to define the police power have been unsuccessful, and that it is not always easy to tell on which side of the line separating contracts that relate to property rights protected by the Constitution from those not so protected a particular case is to be put. Stone v. Mississippi, 101 U.S. 814, at 818, 820-21 (1879); see Matsuda v. City and County of Honolulu, 512 F.3d 1148, 2008 WL 115138 (9th Cir. Jan. 14, 2008). Nonetheless, while the scope of these reserved powers has not been precisely defined by the courts, as a general proposition it is undeniable that the State's utility ratemaking power is within the reserved police power. Supra notes 134-135. Compare In re Halo Wireless, Inc., 684 F.3d 581 (5th Cir. 2012) (state public utility proceedings are within the exception to the bankruptcy automatic stay for governmental units enforcing the state’s police and regulatory power). The historical application of the reserved powers doctrine attempted a distinction among the powers of the State - the police power and the power of eminent domain could not be contracted away, but the State could bind itself in the future non-exercise of the taxing and spending powers. U.S. Trust, 431 at 24. The core nature of the police power as applied to contracts of a sort themselves injurious to public morals or public safety or health, such as prohibitions of lotteries, liquor sales and unsafe commercial operations, admittedly are not implicated by the Transaction. The Pledges certainly cannot be construed to contract away any power to regulate health or safety matters pertaining to the transmission of electricity. But the Supreme Court in Blaisdell expressly recognized that the reserved police power extends to economic matters, and cited the State's legislative power to regulate, and thus to modify, utility rates as an illustration. Blaisdell, 290 U.S. at 438.
Ultimately, the Supreme Court has acknowledged that “formalistic distinctions” as to the nature of the state's power being exercised are not dispositive, but they contain an element of truth. U.S. Trust, 431 U.S. at 24. The issue is not the State's reserved power to regulate (change) utility rates, but rather the possible future claim by the State or the City of the police power to regulate (adversely change) the Transaction (including such aspects as the true-up mechanism) -- without compensation. Lipscomb, 269 F.3d at 504; United Gas Corp. v City of Monroe, 109 So.2d 433 (La. 1958) (contract upheld between city and utility, but remains subject to legislature’s police power).  It is difficult to predict in advance a circumstance involving an impairment of the Pledges that involves the State's or the City’s ability to legislate for the general public welfare or morals or to preserve health and safety, as opposed to an impairment justified by a future economic exigency within the State of Louisiana. The Federal Contract Clause jurisprudence makes clear that an impairment in response to an economic emergency must be a reasonable and specific response to the conditions, justifiable by a significant and legitimate public purpose dealing with a broad, generalized economic problem. Energy Reserves, 459 U.S. at 411; Allied Structural, 438 U.S. at 250; see Treigle v. Acme Homestead Ass'n, 297 U.S. 189 (1936) (Louisiana law that modified the existing withdrawal rights of the members of a building and loan association held invalid under the Federal Contract Clause); W. B. Worthen Co. v. Kavanaugh, 295 U.S. 56 (1935); Blaisdell, 290 U.S. at 426. In Treigle and W. B. Worthen, the Supreme Court struck down other laws passed in response to the Great Depression’s economic emergency, contemporaneously to upholding the law in Blaisdell. In W. B. Worthen, the United States Supreme Court reversed the decision of the Arkansas Supreme Court upholding the validity of legislative enactments (accompanied by a legislative declaration of an emergency) which the United States Supreme Court viewed as taking “from the mortgage [securing bonds issued by municipal improvement districts pursuant to state law] the quality of an acceptable investment for a rational investor” by making it much more difficult and time consuming to foreclose upon the collateral posted as security for the mortgage. 295 U.S. at 60. In this instance the Bondholders have the counter-argument that the Pledges and the Transaction themselves are in direct response to recurring significant natural disasters (hurricanes). Thus the subject matter here is financial, albeit not the State's or the City’s own debt. The goal (end) of any state action violating the Pledges will be the critical aspect to be tested. By analogy, purely financial obligations of the State do not fall within the reserved powers doctrine, and thus are subject to the Federal Contract Clause. Lipscomb, 269 F.3d at 505, 512. The Supreme Court has recognized that “[w]hatever the propriety of a State’s binding itself to a future course of conduct in other contexts, the power to enter into effective financial contracts cannot be questioned.” U.S. Trust, 431 U.S. at 24. See supra note 111. In the same way, for a consideration a State may, in the exercise of reasonable discretion, surrender a part of the state's power of taxation. Stone v. Mississippi, 101 U.S. 814, 820 (1879). By example, in Liter v. City of Baton Rouge, 245 So.2d 398 (La. 1971) the constitutionality of sales and use taxes by a political subdivision (city)

was challenged on the basis that the language of the taxing authority granted to the political subdivision was so plenary and extraordinary as to be equivalent to the surrender and abandonment of the Legislature's taxing power. The Louisiana Supreme Court held that the grant was a permissible delegation. It was then further urged by the challengers that the statute was unconstitutional as amounting to a surrender of the Legislature's taxing power because the statute authorized the funding of the sales tax revenues into bonds, and that when they are so funded they cannot be modified or reduced. The statute declared that, when the obligations payable from the sales tax revenues shall have been issued, the statute and the ordinance or resolution imposing the tax shall be irrevocable until such obligations shall have been paid in full and shall not be subject to amendment in any manner which would impair or jeopardize the rights of the holders. It was argued that these provisions amounted to an impermissable surrender of the taxing power. The Louisiana Supreme Court rejected this argument: “We are of the opinion that pledge of taxes for a limited time does not amount to a ‘surrender’ of the taxing power as that term is used in the constitution. Of course, if the irrevocability were unlimited or the period is so long to make it virtually unlimited, then it is conceivable that such an enactment might be held to constitute at least a partial surrender of the taxing power. That situation is, however, not presented here.” Id. at 405. Compare State et rel. Porterie v. Walmsley, 162 So.826, 839 and 864 (La. 1935) (special tax supporting payment of bonds).
Indeed, the ratemaking power is not a state power whose future action must always be unfettered by prior state actions. As an example, the LPSC has full authority to fix a rate subject to an automatic revision dependent upon a future event. United Gas Pipe Line Company v. LPSC, 164 So.2d 343, 332 (La. 1964). Moreover, the prohibition against retroactive ratemaking is another example of a limitation on future LPSC action attempting to change a prior LPSC ratemaking order. It is a fundamental rule that utility rates are exclusively prospective in application. One result of this doctrine is that the LPSC may not order a rate increase that is retroactive so as to contravene a prior ratemaking order, in order to recoup prior utility losses. SCB, supra note 181, 555 So.2d at 1374. Of greater applicability to our analysis, prohibited retroactive ratemaking also occurs when a utility is required to refund revenues collected pursuant to its lawfully established rates. A utility is entitled to rely on a final ratemaking order, and the revenues collected under the lawfully imposed rates become the property of the utility and cannot rightfully be made the subject of a refund. Opelousas, supra note 15, 105 S.2d at 38; Entergy Gulf States, Inc. v. LPSC, 730 So.2d 890, 920 (La. 1999). Of course, normally the utility's reliance on the final ratemaking order is limited until a new rate in lieu thereof is fixed by the LPSC or the Council, as applicable, for prospective effectiveness Id.; normal ratemaking orders do not contain provisions akin to the Council Pledge in the Financing Order.
The critical questions thus become whether the Council has the power to irrevocably agree that it will not modify a rate for a specified period of time (more precisely, that it will not modify its pledge to automatically adjust the Storm Recovery Charges periodically to fully service the Bonds), either (or both) inherently through its home rule powers, or through the authorization under the Securitization Act, and with respect to the latter whether the Legislature has the power to further authorize that action (as it does in the Securitization Act). See supra notes 28, 132-134, and 138 (the inalienability of the police power does not preclude its delegation to municipalities because these entities are part of the total government of the State. City of New Orleans v. Board of Comm’rs, 640 So.2d 237, 249 (La. 1994).) In the Transaction, the Council has clearly expressed its intent in the Financing Order to do so; the question is whether that action is permissible under the reserved powers doctrine. One factor impacting this question is that the Financing Order is in response to the significant damage caused by Hurricane Isaac and, with its storm reserve, the great likelihood of future storm damage, and the Securitization Act, including its authorization of the Pledges, was in response to Hurricanes Katrina and Rita (and the likelihood of future storms such as Isaac), the former causing the largest natural disaster in American history. Thus the Pledges can be viewed as an expression of the state's police power. Every order inherently surrenders some reserved power, due to the prohibition on retroactive ratemaking. An express agreement by the Council to make the Storm Recovery Charges and the Financing Order irrevocable for a period of time to induce investors to provide lower cost financing rationally promotes the core police power of obtaining reasonably reliable service at the lowest reasonable cost for Louisiana ratepayers.

The Pledges plainly manifest the intent of the Louisiana Legislature and the Council, respectively, to bind the State and the City. One distinguishing factor weighing against the Bondholders is that the Bonds are being issued by a private entity, and are not payable by the State or an agency, board or commission of the State or a political subdivision, while in many of the cited cases, such as U.S. Trust, the bonds at issue were issued by a governmental entity. However, the Securitization Act mandates that Storm Recovery Property, being used to pay and secure the Bonds by a New Orleans utility, can only be created pursuant to a Financing Order issued by the Council - a governmental agency - pursuant to the express provisions of the Securitization Act - an enactment of the sovereign Louisiana Legislature. The issuance of the Pledges and of the Financing Order clearly rests on authority of the State and thus the issuance of the Bonds is state-sanctioned in a manner closely analogous to the situation in U.S. Trust.
In our view, the Legislative Pledge and the Council Pledge are clearly an inducement offered by the State to investors to purchase the Bonds. In other words, the Pledges constitute an agreement by the State and the City not to reduce or otherwise impair the Storm Recovery Charges that will fund repayment of and provide the financial security for the Bonds, in order to foster the capital markets' acceptance of such Bonds at a significantly lower interest rate for the benefit of its citizens/ratepayers. As such, we believe the Pledges are analogous to the type of “financial contract” involved in U.S. Trust, a promise that revenues and reserves securing the bonds at issue there would not be depleted beyond a certain level. The courts must consider the Bondholder's reasonable expectations with respect to changes in the law. The foreseeability of the change in the law is of great, and perhaps controlling, importance in Contract Clauses analysis. Chrysler Corp. v. Kolosso Auto Sales, Inc., 148 F.3d 892, 894 (7th Cir. 1998). The strong history of state regulation of utility rates is not sufficient to justify voiding the Pledges under the reserved powers doctrine when the state action leaves the private party to the impaired contract without the gains it reasonably expected from the contract. Lipscomb, 269 F.3d at 504; Chrysler, 148 F.3d at 895. The Pledges are strongly worded statements specifically crafted to forestall an expectation of change in the law that would interfere with the collection of the Storm Recovery Charges. The ratemaking aspect of the police power is limited by constitutional restrictions against impairing contracts. Conoco, 520 So. 2d at 409.
In our opinion, subject to all of the qualifications, limitations and assumptions set forth in this Opinion, the Pledges are not an impermissible attempt to “contract away” the police power of the State of Louisiana (including the police power of its political subdivision, the City of New Orleans), and will not be disregarded under the reserved powers doctrine so as to preclude a reviewing court of competent jurisdiction from holding that violation of the terms of the Pledges, in applicable factual circumstances, is reversible by the courts.
Legislative Pledge
Further, it is our opinion that the Legislative Pledge by the Louisiana Legislature not to take any action that impairs the value of the Storm Recovery Property or alter the pertinent provisions of the Securitization Act unambiguously indicates the State's intent to be bound with the Bondholders and, subject to all of the qualifications, limitations and assumptions set forth in this Opinion, supports the conclusion that the Legislative Pledge constitutes a binding contractual relationship between the State and the Bondholders for purposes of the Federal and Louisiana Contract Clauses. In our opinion, subject to all of the qualifications, limitations and assumptions set forth in this Opinion (including the assumption that any impairment be “substantial”), a reviewing court of competent jurisdiction would hold that the State of Louisiana could not constitutionally repeal or amend the Securitization Act or take any other action contravening the Legislative Pledge and creating an impairment (without, as the Securitization Act requires, providing full compensation by law for the full protection of the Storm Recovery Charges to be collected pursuant to the Financing Order and full protection of the Bondholders), unless such court would determine that such impairment clearly is a reasonable and necessary exercise of the State of Louisiana's sovereign powers based upon reasonable conditions and of a character reasonable and appropriate to the emergency or other significant and legitimate public purpose justifying such action.
Takings Clauses
Furthermore, it is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this Opinion, that a reviewing court of competent jurisdiction would hold, if it concludes that the Storm Recovery Property is protected by the Takings Clauses, that the State or the City, as applicable, would be required to pay just compensation to Bondholders, as determined by such court, if the Louisiana Legislature repealed or amended the Securitization Act or took any other action contravening the Legislative Pledge, or if the Council repealed or amended the Financing Order or took any action contravening the Council Pledge, if the court determines doing so constituted a permanent appropriation or destruction of a substantial property interest of the Bondholders in the Storm Recovery Property and deprived the Bondholders of their reasonable expectations arising from their investments in the Bonds. There is no assurance, however, that, any such award of compensation would be sufficient to pay the full amount of principal of and interest on the Bonds.
Council Pledge
Further, it is our opinion, subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be “substantial”) set forth in this Opinion, that a Louisiana state court reviewing an appeal of any Council action of a legislative character (including seeking to have the City expropriate portions of ENO’s electric distribution facilities and cease collecting the Storm Recovery Charges) would conclude that the Council Pledge (i) creates a binding contractual obligation of the City of New Orleans for purposes of the Federal Contract Clause and the Louisiana Contract Clause and (ii) provides a basis upon which the Bondholders could challenge successfully on appeal any such action by the Council of a legislative character (including the rescission or amendment of the Financing Order, or the Council seeking to have the City expropriate portions of ENO’s electric distribution facilities and cease collecting the Storm Recovery Charges See supra note 97.), that such court determines violates the Council Pledge in a manner that substantially reduces, limits or impairs the value of the Storm Recovery Property including the Storm Recovery Charges, prior to the time that the Bonds are fully paid and discharged, unless there is a judicial finding that the Council action clearly is exercised for a public end and is reasonably necessary to the accomplishment of that public end so as not to be arbitrary, capricious or an abuse of authority.
Securitization Act
It is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this Opinion, that the Legislature Pledge, and the Legislature’s supplemental grant of power to the Council to make the Financing Order irrevocable contained in the Securitization Act, are not an impermissible attempt to “contract away” the police power of the State of Louisiana (including the police power of its political subdivision, the City of New Orleans), and will not be disregarded under the reserved powers doctrine, and that the Securitization Act is constitutional in all material respects under the Louisiana Constitution. See supra page 51. See also supra note 148. Further, it is our opinion that the Securitization Act is constitutional in all material respects under the United States Constitution.

General Matters
The opinions expressed above do not constitute a prediction or guaranty of the outcome of any particular litigation, and there can be no assurance that an action will not be brought in federal or state court challenging the provisions of the Securitization Act or the Financing Order relating to the Bonds. Moreover, the foregoing opinions should not be construed to imply assurance that a repeal of or amendment to the Securitization Act or the Financing Order will not be sought or enacted or adopted, or that any other action by the State of Louisiana or the City of New Orleans will not occur, any of which might constitute a violation of the Pledges. Furthermore, the conclusions set forth herein are normally decided in the context of a litigated proceeding. Given the absence of judicial precedent directly on point, and the relative novelty of the security for the Bondholders, the outcome of any litigation cannot be predicted with certainty. In the event of any State or City action of a legislative character which adversely impacts the rights of the Bondholders, time-consuming and costly litigation may ensue, adversely affecting, at least temporarily, the price and liquidity of the Bonds.
We note that judicial analysis of issues relating to Council orders and to the Federal Contract Clause, the Federal Takings Clause, the Louisiana Contract Clause, and the Louisiana Takings Clause, and the retroactive effect to be given to judicial decisions, has typically proceeded on a case-by-case basis and that the courts' determinations, in most instances, are usually strongly influenced by the facts and circumstances of the particular case. Blaisdell, supra note 88, 290 U.S. at 430 (“Every case must be determined on its own circumstances”); Buffalo Teachers Federation v. Tobe, 464 F.3d 362, 373 and 375 (2d Cir. 2006) (Contract Clause cases involve individual inquiries, for no two cases are alike, and Takings Clause analysis requires an intensive ad hoc inquiry into the circumstances of each particular case). We further note that there are no reported controlling judicial precedents of which we are aware directly on point. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances. Moreover, the application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court which is asked to apply them. We cannot predict the facts and circumstances which will be present in the future and may be relevant to the exercise of such discretion. The foregoing opinions are based upon our evaluation of existing judicial decisions and arguments related to the factual circumstances likely to exist at the time of a Federal Contract Clause, Federal Takings Clause, Louisiana Contract Clause, or Louisiana Takings Clause challenge to a law passed by the Legislature, or a challenge on similar grounds coupled with a challenge as arbitrary and capricious to a supplemental order adopted by the Council; such precedents and such circumstances could change materially from those discussed above in this Opinion. Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions which we believe current judicial precedent supports. A trial or appellate court could reach a different conclusion that would not necessarily be reversible error. It is our and your understanding that none of the foregoing opinions is intended to be a prediction or guaranty as to what a particular court would actually hold; rather each such opinion is only an expression as to the decision a court should reach, in a properly prepared and presented case, relying on the facts on which we have relied and giving them proper weight and authority, and properly applying the law and what we believe to be the applicable legal principles under existing judicial precedents. The recipients of this letter should take these considerations into account in analyzing the risks associated with the subject Transaction. We also make no determination whether or not this Opinion is sufficient for your purposes.
Both the Securitization Act and the Financing Order permit the limitation or alteration by the Council of the Financing Order and the Storm Recovery Charges if and when full compensation is made for the full protection of the Storm Recovery Charges and the full protection of the holders of the Bonds and any assignee or financing party.

We are members of the Bar of the State of Louisiana, and express no opinion as to matters which may be governed by the laws of any jurisdiction other than Louisiana and the federal laws of the United States of America.
The opinions contained herein are given only as of the date of this opinion letter. No opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility and disclaim any obligation to supplement this opinion or otherwise advise you or any other person of any change after the date hereof in the law (whether constitutional, statutory or judicial) or the facts presently in effect, even though such change may alter the scope or substance of the opinions herein expressed or affect the legal or factual statements or assumptions herein. We shall have no obligation to revise or reissue this opinion with respect to any transaction which occurs after the date hereof and we undertake no responsibility or obligation to consider this opinion’s applicability or correctness to any person other than its addressees. This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.
This opinion is furnished to you solely for your benefit in connection with the issuance of the Bonds and may be relied upon only by you, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose or by any other person without our prior express written permission, except that a copy of this letter may be posted by, or at the direction of, the Issuer or an addressee to an internet website required under Rule 17g-5 promulgated under the Securities Exchange Act of 1934, as amended, and maintained in connection with the ratings on the Storm Recovery Bonds solely for the purpose of compliance with such rule or undertakings pursuant thereto made by the Issuer. Such permission to post a copy of this letter to such website shall not be construed to entitle any person (including, without limitation, any credit rating agency, any governmental or regulatory agency and all purchasers of the Storm Recovery Bonds other than the underwriter(s) named in Schedule II of the Underwriting Agreement) who is not an addressee hereof to rely on this opinion letter.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm in the Prospectus under the section captioned “THE SECURITIZATION LAW” - “ENO and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs” - “Constitutional Matters” and in the Prospectus and the Prospectus Supplement under the section captioned “LEGAL MATTERS.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.
Very truly yours,

PHELPS DUNBAR, L.L.P.
1

Schedule I

Entergy New Orleans Storm Recovery Funding I, L.L.C.
1600 Perdido Street
L-MAG-505A
New Orleans, Louisiana 70112

Entergy New Orleans, Inc.
1600 Perdido Street
New Orleans, Louisiana 70112

Standard & Poor’s Rating Services
Attention: Asset Backed Surveillance Department
55 Water Street, 41st Floor
New York, New York 10041
Moody’s Investors Service, Inc.
Attention: ABS Monitoring Department
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Citigroup Global Markets Inc., as representative of the Underwriters
390 Greenwich Street
New York, New York 10013
The Bank of New York Mellon, as Trustee
Corporate Trust
101 Barclay Street 7W
New York, New York 10286